Exhibit 99.3

Reply to the Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.

To Shanghai Stock Exchange,

According to the requirements of the Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 182) (the “Inquiry Letter”) issued by you on April 26, 2022, Ernst & Young Hua Ming LLP (the “Accountant” or the “Reporting Accountant”), as the Reporting Accountant of Beijing Tongmei Xtal Technology Co., Ltd. (the “Issuer”, the “Company” or “Beijing Tongmei”) with respect to the initial public offering and STAR market listing of shares, replies to the questions in relation to Reporting Accountant listed in the Second Round Inquiry Letter on a case-by-case basis as follows:

1

Exhibit 99.3

Q2. Business reorganization

According to the reply to the inquiry, (1) the Issuer considers that it has completed the asset reorganization on December 9, 2020 on the ground that the original shareholders of the reorganized entities have acquired the newly increased shares (consideration of reorganization) of Tongmei Limited, but the industrial and commercial change registration of Baoding Tongmei, one of the reorganized entities, was completed on January 12, 2021; (2) in May 2021, the Issuer acquired AXT-Tongmei from AXT.

The Issuer is required to explain: (1) the transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 9, 2020; (2) the reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof; (3) recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization; (4) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue explicit opinions thereon.

Reply:

I. Explanations from the Issuer

(I) Transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

1. Transaction process of the acquisition of Baoding Tongmei

The transaction process of the Issuer’s acquisition of Baoding Tongmei is as follows:

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Exhibit 99.3

Time	Transaction Process
December 9, 2020

Beijing Zhongfeng Assets Appraisal Co., Ltd. issued the Asset Apprisal Report on the Total Equity Value of Baoding Tongmei Crystal Manufacturing Co., Ltd. involved in the Shareholders’ Proposed Transfer of Equity Interest in Baoding Tongmei Crystal Manufacturing Co., Ltd. (Zhong Feng Ping Bao Zi (2020) No. 01234).

December 25, 2020

The shareholders of Baoding Tongmei made a shareholders’ decision, agreeing that AXT would transfer all its 100% equity interest in Baoding Tongmei to Tongmei Limited; after the equity transfer, Baoding Tongmei would become a wholly owned subsidiary of Tongmei Limited; the nature of the company would be changed from a limited liability company (sole proprietorship by a foreign legal person) to a limited liability company (sole proprietorship by a legal person).

AXT and Tongmei Limited entered into the Equity Transfer Agreement, pursuant to which AXT agreed to transfer its 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest to Tongmei Limited, and Tongmei Limited agreed to accept the transfer of AXT’s 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest.

Tongmei Limited held a shareholders’ meeting, agreeing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company; AXT and Tongmei Limited entered into the Capital Increase Agreement, providing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company.

Tongmei Limited executed the new articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd.
December 29, 2020

Tongmei Limited completed the industrial and commercial change registration and obtained the business license issued by the Beijing Tongzhou District Administration for Market Regulation. AXT, the original shareholder of Baoding Tongmei, obtained the newly increased shares of Tongmei Limited (consideration of reorganization), that is, Tongmei Limited has paid all the consideration of reorganization.

January 12, 2021	Baoding Tongmei completed the industrial and commercial change registration and obtained the business license issued by the Dingxing County Administrative Review and Approval Bureau.

2. Reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

In combination with the provisions of the application guide of the Accounting

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Exhibit 99.3

Standards for Business Enterprises No. 20 - Business Mergers, the determination standards and actual circumstances in relation to the Company’s completion of its control over Baoding Tongmei are as follows:

(1) The contract or agreement on the business merger has been approved by the shareholders’ meeting, etc.

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement which has been deliberated and approved by the shareholders of Baoding Tongmei.

(2) If the business merger is required to be approved by the relevant competent authorities of the state, such approval has been obtained.

Pursuant to applicable laws and regulations, the Company’s acquisition of 100% equity interest in Baoding Tongmei is not required to be approved by the relevant competent authorities of the state.

(3) The parties involved in the merger have gone through such procedures as necessary for the transfer of property rights

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement, agreeing that AXT would transfer its 100% equity interest in Baoding Tongmei to Tongmei Limited. The Agreement took effect on December 25, 2020, the parties thereto have confirmed that the relevant equity transfer has been completed on the same day, Tongmei Limited has become the sole shareholder of Baoding Tongmei on December 25, 2020.

(4) The merging party or the purchasing party has paid most of the merger price (generally more than 50%), and has the ability and plan to pay the remaining amount

According to the Equity Transfer Agreement and the Capital Increase Agreement entered into by and between Tongmei Limited and AXT, the consideration for Tongmei Limited’s acquisition of 100% equity interest in Baoding Tongmei is new shares issued by Tongmei Limited to AXT, and the acquisition of newly increased shares in Tongmei Limited by the original shareholders of Baoding Tongmei is subject to the consummation of the capital increase, the industrial and commercial change registration

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Exhibit 99.3

and the acquisition of the business license.

On December 29, 2020, Tongmei Limited completed the industrial and commercial change registration with respect to the reorganization matters and obtained a new business license, that is, the original shareholders of Baoding Tongmei have obtained the newly increased shares in Tongmei Limited (consideration of reorganization). Accordingly, Tongmei Limited has paid the consideration for the equity transfer as agreed in the Equity Transfer Agreement on December 29, 2020.

(5) The merging party or the purchasing party has controlled the financial and operational policies of the merged party or the purchased party, and owns the corresponding benefits and bears the corresponding risks

According to the articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd. which was executed and entered into force on December 25, 2020, upon the completion of the reorganization, the body with the highest authority of Baoding Tongmei remains to be shareholders. Therefore, after Tongmei Limited becomes the sole shareholder of Baoding Tongmei, Tongmei Limited shall have the right to exercise relevant authorities as a shareholder in accordance with the Company Law and the articles of association of Baoding Tongmei, appoint and remove members of the board of directors of Baoding Tongmei, and thereby appoint and remove the management of Baoding Tongmei through the board of directors to exercise the control over Baoding Tongmei.

The Issuer, Baoding Tongmei and AXT, the original shareholder of Baoding Tongmei, jointly issued the Confirmation Letter on the Asset Reorganization, confirming that the transfer of equity interest in Baoding Tongmei has been completed on the date of signing the Equity Transfer Agreement; as of the date of the completion of such equity transfer, Tongmei Limited holds 100% equity interest in Baoding Tongmei, controls the financial and operational policies of Baoding Tongmei, has the rights and obligations as a shareholder of Baoding Tongmei, and owns corresponding benefits and bears corresponding risks.

In addition, as confirmed through the interviews with the persons of Baoding

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Exhibit 99.3

Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities, Baoding Tongmei submitted the application materials for the relevant change registration to them at the end of December 2020, but due to the government’s processing time and procedures, the industrial and commercial change registration was completed on January 12, 2021. In consideration of the fact that the Company Law, the Regulations on the Administration of Registration of Market Entities and other laws and regulations have no provision that the industrial and commercial change registration is a condition to the effectiveness of equity transfer, the industrial and commercial change registration of equity interest is only an administrative act, and such change is aimed at making the relevant registration matters of a company public and become effective against a bona fide third party, and the Equity Transfer Agreement does not list the industrial and commercial change registration as a precondition to the equity transfer. Therefore, regardless of whether the industrial and commercial change registration of Baoding Tongmei is completed, the effectiveness of the Equity Transfer Agreement and the equity transfer shall not be affected, nor does the time of completing such industrial and commercial change registration affect the time of completing the equity transfer. Tongmei Limited obtained 100% equity interest in Baoding Tongmei on December 25, 2020, becoming the sole shareholder of Baoding Tongmei, owning relevant rights as a shareholder in accordance with the law, and controlling the financial and operational policies of Baoding Tongmei, it has obtained the control over Baoding Tongmei. The fact that the relevant industrial and commercial change registration of Baoding Tongmei was completed on January 12, 2021 has no effect on Tongmei Limited’s control over Baoding Tongmei.

In conclusion, as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei.

(II) Reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof;

1. The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company

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Exhibit 99.3

To solve horizontal competition and integrate business resources, the Company implemented the asset reorganization in December 2020, upon the completion of such reorganization, the Company holds 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. This reorganization is for production resources; after the completion of the said reorganization, the Company has integrated the supply of PBN crucibles, indium phosphide polycrystalline, high-purity gallium and other raw materials in the upstream of semiconductor substrate materials, and their main business covers the R&D, production and sale of semiconductor substrate materials, PBN materials and other high-purity materials. Before and after the reorganization, the Company fails to achieve the independent sale of overseas substrate materials. In this reorganization, the Company and the original shareholders of the reorganized parties entered into the Equity Transfer Agreement and the Capital Increase Agreement in December 2020, which have gone through the review procedure by the board of directors, the shareholders’ meeting or any other competent authority, and completed the payment of relevant amounts and the closing of assets in the same month.

The Company’s acquisition of AXT-Tongmei is to make the Issuer directly face customers in the overseas substrate material market and further reduce related party transactions and horizontal competition, which is a further extension after the Company’s domestic reorganization, mainly intending to reorganize the channels for overseas procurement and the sales of semiconductor substrate materials. After the acquisition of AXT-Tongmei, the Issuer owns a full independent marketing ability in the overseas market. On May 6, 2021, the Company held a board meeting to review and approve the Company’s acquisition of 100% equity interest in AXT-Tongmei from AXT in cash. On the same day, Beijing Tongmei entered into the Share Transfer Agreement with AXT.

As the Company’s overseas investment is subject to the pre-approval procedures such as overseas investment filing, and the time of completion of such procedures is uncertain, the acquisition of AXT-Tongmei was not deliberated by the Company in its

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Exhibit 99.3

board meeting held in December 2020. The acquisition of AXT-Tongmei was deliberated and approved by the Company’s board of directors in May 2021 separately, such acquisition and the reorganization in December 2020 are not conditional on each other.

In addition, the agreements signed by the related parties above did not require that the two organizations shall be preconditioned on each other.

In conclusion, the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are two separate reorganizations that were implemented in the fiscal year or period immediately before the Issuer submitted its IPO application documents.

2. Non-existence of circumvention of the Opinions on the Application of the Securities and Futures Law No. 3 in relation to the acquisition of AXT-Tongmei being not included in the scope of reorganization

(1) Relevant provisions of the Answers to Certain Questions on the IPO Business (Revised in June 2020)

According to the relevant provisions of “Question 36, Business Reorganization and Major Changes in Main Business” in the Answers to Certain Questions on the IPO Business (Revised in June 2020):

“The business reorganization of an issuer occurred during the reporting period shall be determined separately based on whether the reorganized business and the issuer are under the same control. If the business reorganization is under the same control, it shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Law No. 3; if the business reorganization is not under the same control, it usually includes the acquisition of the equity interest or operating assets of the reorganized party, increasing the capital of the issuer, merging the reorganized party or otherwise with the equity interest or operating assets of the reorganized party. The issuer and intermediaries may pay attention to the following factors:

…

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Exhibit 99.3

If multiple reorganizations occur within 12 months, the impact of the reorganization on the issuer’s total assets, net assets, operating income or total profit shall be calculated on a cumulative basis.”

Therefore, both the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are business reorganizations under the same control, they shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Laws No. 3.

(2) Relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the Opinions on the Application of “No Major Change in the Issuer’s Main Business in the Last Three Years” under Article 12 of the Administrative Measures on the Initial Public Offering and Listing of Stocks - the Opinions on the Application of the Securities and Futures Law No. 3 (hereinafter referred to as the “Opinions on the Application of the Securities and Futures Law No. 3”), if an issuer has undergone multiple reorganizations in the fiscal year or period immediately before its submission of the IPO application documents, the impact of such reorganizations on the issuer’s total assets, operating income or total profit shall be calculated on a cumulative basis.

According to the Opinions on the Application of the Securities and Futures Law No. 3, the Issuer submitted its IPO application documents in December 2021, as required by the above provisions, the Issuer shall consolidate the reorganization (i.e., the reorganization of five entities, including Beijing Boyu) in the fiscal year immediately before its submission of IPO application documents; and the reorganization in the period immediately before its submission of IPO application documents (i.e., the acquisition of AXT-Tongmei) will be calculated. After separately calculating the impact of the two reorganizations on the Issuer’s total assets, operating income or total profit, and then adding up them. As AXT-Tongmei had not actually operated and did not open any bank account, the amount of paid-in capital and related

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Exhibit 99.3

financial indicators are all zero, and the proportion of the total assets, operating income or total profit of AXT-Tongmei to the relevant financial indicators of the Issuer in 2020 is also zero. Therefore, the acquisition of AXT-Tongmei will not affect the comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020, without circumvention of the Opinions on the Application of the Securities and Futures Law No. 3.

(III) Recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization

1. Calculation based on the indicators of 2019

In December 2020, the Issuer completed the acquisition of 5 entities including Beijing Boyu. The table below shows the comparison of relevant indicators of 2019:

In RMB0’000

Entity/Item	Total assets as at the end of 2019	Operating income in 2019	Total profit in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Offsetting transactions against the reorganizing parties G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired parties H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	158.92%

(1) The reorganization above is intended to integrate the industry chain, and the Company has been in operation for over one complete accounting year after the reorganization

The reorganized party Beijing Boyu is mainly responsible for the production and sales of PBN crucibles and other PBN materials, so as to provide PBN crucible

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Exhibit 99.3

consumables for the Issuer’s semiconductor substrate materials; the reorganized parties Nanjing Jinmei and Chaoyang Jinmei are responsible for the production and sales of high-purity gallium and other high-purity compounds, in which high-purity gallium is one of the main raw materials for the Issuer to produce gallium arsenide substrates; the reorganized parties Chaoyang Tongmei and Baoding Tongmei are mainly responsible for the production and sales of gallium arsenide, and its business and production line come from the Issuer’s production line that has been relocated.

In summary, the reorganization above is integration implemented focusing on the semiconductor substrate material business of the Issuer. The assets reorganization above did not lead to a change in the main business of the Issuer; instead, after the reorganization, related-party transactions are reduced and horizontal competition is avoided, which further enhanced the independence of the Issuer.

(2) Relevant indicators are in compliance with the relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the above, neither the total assets as of the end of 2019 nor the indicators related to the operating revenue of the year exceeded 100%, but the calculation result of the total profits exceeded 100% because the profits of both parties are negative. However, with reference to relevant cases and practices on the market at present, such conditions are not included for the scope of indicator calculation. For details, refer to the explanation below.

In summary, with December 2020 as the completion time, the relevant indicators of 2019 are not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

(3) Relevant cases on the market

1) Shenzhen Pacific Union Precision Manufacturing Co., Ltd.

During the reporting period, Shenzhen Pacific Union Precision Manufacturing Co.,

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Exhibit 99.3

Ltd. established Put Tech (Hong Kong), and Put Tech (Hong Kong) acquired 100% equity interests in Pacific Union (Hong Kong). The total profit of the reorganized party is negative, and the Issuer did not include such total profits into the scope of calculation when explaining whether it was in compliance with the Opinions on the Application of the Securities and Futures Law No. 3.

In RMB0’000

End of 2018/2018	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	16,020.73	12,694.33	1,081.66
Book value of the reorganized party ②	3,750.72	7,997.49	-288.53
Proportion=②/①	23.41%	63.00%	-

2) SICC Co., Ltd.

When SICC Co., Ltd. determined whether its acquisition of the equity interests in and assets of Tianyue Crystal in 2020 constituted major assets reorganization, given that the total profits of both the acquired entity and the acquiring entity in the previous year were negative, the impact on the total profits were not calculated. The information disclosed is as follows:

In RMB0’000

End of 2019/2019	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	115,032.01	26,567.32	-16,531.68
Book value of the reorganized party ②	42,413.92	122.56	-2,690.50
Proportion=②/①	36.87%	0.46%	-

3) Beijing Qilin Hesheng Network Technology Co., Ltd.

In 2016, Beijing Qilin Hesheng Network Technology Co., Ltd. acquired the overseas entities APEX and Cybertron under common control with Beijing Qilin Hesheng Network Technology Co., Ltd. Given that the total profits of the reorganizing party and the reorganized parties in the previous year were negative, the Company did not include such total profits in the scope of calculation when explaining whether it is

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Exhibit 99.3

in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2015/2015	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	5,366.64	-	-3,341.33
Book value of the reorganized party ②	3,670.03	5,516.54	-13,994.18
Proportion=②/①	68.39%	>100%	-

In summary, given that the total profits of both the Issuer and the reorganized party (excluding the related-party transaction with Tongmei Limited) were negative in 2019, and the loss of the reorganized party was greater than Tongmei Limited, this reorganization did not improve the total profits of Tongmei Limited in 2019; therefore, Tongmei Limited is not subject to the circumstance of making up profits, hence not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

2. Calculation based on the indicators of 2020

If AXT-Tongmei is included in the scope of reorganization, the process of recalculating and comparing indicators such as total assets of the reorganizing parties as at the end of 2020, operating income and total profit of the reorganizing parties in 2020 is as follows:

In RMB0’000

Entity/Item	Total assets as at the end of 2020	2020 Operating revenue	2020 Total profits
Beijing Tongmei A	168,634.49	40,800.67	2,149.40
Baoding Tongmei B	32,811.80	7,159.40	-2,383.11
Chaoyang Tongmei C	29,939.56	6,018.06	-522.43
Chaoyang Jinmei D	10,828.24	3,890.71	1,559.89
Nanjing Jinmei E	12,407.95	8,538.73	886.41

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Exhibit 99.3

Beijing Boyu F	17,030.67	11,149.72	3,361.01
ATX-Tongmei G	-	-	-
Offsetting transactions against the reorganizing parties H	-6,642.24	-8,840.99	-2,064.60
Total amount of the acquired parties I=B+C+D+E+F+G+H	96,375.98	27,915.63	837.18
Offset against the long-term equity investment held by the reorganizing parties in the reorganized parties J	-55,782.07	-	-
Excluding financing amount from an external investment institution of the reorganizing party K	-31,447.38	-	-
Percentage (I/(A+J))	85.40%	68.42%	38.95%
Proportion (I/(A+J+K))	118.39%	68.42%	38.95%

According to the table above, if AXT-Tongmei is included into the scope of reorganization, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. The indicator of total assets may exceed 100% only if May 2021 is taken as the completion time of the reorganization, the calculation is made based on the relevant indicators of 2020, and the additional capital contribution received by the Issuer from external investment institutions in 2020 are excluded.

From November to December 2020, 10 external institutions including Haitong New Energy entered into capital increase agreements and supplementary agreements with the Company, and such external institutions paid the additional capital contribution to the Issuer successively from November to December 2020 in the total of RMB314 million, including RMB149 million paid in November 2020 and RMB166 million paid in December 2020. The Issuer has made corresponding accounting treatment of the additional capital contributions received in November and December 2020. Such events are external financing acts occurred during the operation of the Issuer according to its needs.

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Exhibit 99.3

In summary, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year.

(IV) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

Pursuant to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer reorganizes any identical, similar or related business under the same controller as a company during the reporting period, if the total assets of the reorganized party at the end of the fiscal year immediately before the reorganization  or its total operating income or total profit in the last fiscal year reaches or exceeds 100% of the issuer’s corresponding item before the reorganization, in order to facilitate investors’ understanding of the overall operation after the reorganization, the issuer shall not apply for offering until it has operated for a full fiscal year. If the reorganized party has any related party transaction with the issuer before the reorganization in the fiscal year immediately before the reorganization, the total assets, operating income or total profit shall be calculated after deducting such transactions.

According to the above provisions, the reorganizing party has deducted the total assets, operating income or total profit of Beijing Tongmei. The details of the offsetting transactions in 2019 and 2020 are as follows:

In RMB0’000

Entity/Item	2020	2019
Total assets
Notes receivable of the reorganized Party to Beijing Tongmei A	303.22	497.05
Accounts receivable of the reorganized party to Beijing Tongmei B	2,430.45	4,070.00
Receivable financing of the reorganized party to Beijing Tongmei C	691.47	594.30
Other receivables of the reorganized party to Beijing Tongmei D	3,217.10	3,077.10

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Exhibit 99.3

Total amount offset against total assets E=A+B+C+D	6,642.24	8,238.45
Total revenue and profit
Operating income that should be offset by the reorganized party against Beijing Tongmei F	8,840.99	8,856.82
Operating costs of the reorganized party to Beijing Tongmei G	6,756.98	7,975.19
Interest expenses of the reorganized party to Beijing Tongmei H	19.41	-
Total amount offset against total profit I=F-G-H	2,064.60	881.63

II. Intermediaries’ Verification

(I) Verification procedures

The Reporting Accountant mainly performed the following verification procedures:

1. Inspecting the resolutions of the shareholders’ meeting, the resolutions of the board of directors, the articles of association, the Equity Transfer Agreement, the Capital Increase Agreement, the industrial and commercial registration materials, the new business license issued after the change, and other documents and materials involved in the asset reorganization, and the latest articles of association of Baoding Tongmei after the asset reorganization, the Company’s explanation and confirmation, inspecting the relevant provisions of the application guidance of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, and verifying the transaction process of Tongmei Limited’s acquisition of Baoding Tongmei;

2. Inspecting the latest business license obtained by Tongmei Limited after the asset reorganization, the Confirmation Letter on the Asset Reorganization issued by the Issuer, Baoding Tongmei and AXT, interviewing persons of Baoding Tongmei handling the industrial and commercial change registration and officers of the competent industrial and commercial authorities, interviewing MORRIS SHEN-SHIH YOUNG, Chairman of Baoding Tongmei, and LIU Wensen, General Manager of Baoding Tongmei, and verifying the reasons for the Company to have the control over Baoding Tongmei on December 29, 2020;

3. Inspecting the financial statements of the reorganizing party (Tongmei Limited)

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Exhibit 99.3

and the reorganized party (the acquired entity) provided by the Issuer for the reporting period, calculating the total assets at the end of the fiscal year immediately before the reorganization or the percentage of the operating income or total profit in the fiscal year immediately before the reorganization to the corresponding item of the Issuer before the reorganization, and verifying whether it complies with the relevant laws and regulations such as the Opinions on Application No. 3.

(II) Verification opinions

Upon verification, the Reporting Accountant considers that as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei, and the relevant reasons therefor are sufficient.

Q4. Sales revenue and gross profit margin

4.1

According to the Prospectus and the replies to the first round of inquiries, (1) the Issuer provided AXT with processing supplied materials, with the revenue recognized using the net method. Since August 2018, the above-mentioned business has changed from entrusted processing to general trade, with the revenue recognized using the gross method; (2) the intermediaries verified the operating revenue during the reporting period by means of seeking confirmation, video or field interview, and sampling inspection, but failed to distinguish the domestic revenue from overseas revenue, and specify the verification procedures and conclusion regarding the sales revenue from AXT and AXT-Tongmei.

The Issuer is required to explain: the changes in business cooperation modes and the specific situations between the Company and AXT around August 2018, the basis for the transfer of the nature of business from entrusted processing to general trade, and the matter whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises.

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Exhibit 99.3

The Sponsor and the Reporting Accountant are required to explain: (1) the verification results of seeking confirmation and interview or video inquiry by domestic and overseas sales revenue; (2) the results of interview or video inquiry regarding the overseas sales revenue, the verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures, the additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained; (3) the adequacy of the proportion of verification of substantive procedures such as the test of details; (4) the verification method, proportion and conclusion of terminal sales with sales revenue through AXT, and whether a third-party basis has been obtained; (5) the verification method, proportion and conclusion of terminal sales with sales revenue through AXT-Tongmei, and whether a third-party basis has been obtained.

Reply:

I. Explanations from the Issuer

(I) The changes in business cooperation modes and specific situations between the Company and AXT around August 2018

At the beginning of its establishment, the Company had only a few domestic qualified suppliers, and mainly focused on overseas customers. Therefore, for a long period of time, the Company had mainly provided its controlling shareholder AXT with the processing and production services of crystals and wafers, and also signed the Sales Contract for Processing with Supplied Materials with AXT. With the development of domestic semiconductor industry, the Company has attracted more domestic customers, and with the gradual improvement of the production level of domestic raw material suppliers, the proportion of domestic procurement of raw materials has been increasing. Since August 2018, the Company has adjusted the trading mode with AXT, and turned it into the general trade mode so that the processing with supplied materials had been basically stopped, and signed a General Trade Sales Contract with AXT. The changes in the cooperation modes and specific situations between the Company and AXT around August 2018 are shown below:

8-1-18

Exhibit 99.3

Item	Before August 2018	After August 2018
Type of sales	Processing with supplied materials	General trade
Business mode

AXT, as the entity making sales and purchasing raw materials overseas, provided the Company with main raw materials for the production of crystals and wafers, took delivery of semiconductor substrate products from the Company after processing by the Company, and sold them to overseas customers.

The Issuer is required to purchase the main raw materials and auxiliary materials for production from the suppliers such as AXT and other third-party suppliers, determines the quality, specifications and other items of the raw materials, and then sells the products to AXT. Specifically, the Company independently arranges the purchase of raw materials from AXT, without a physical correspondence with product sales; price of raw materials purchased by the Company from AXT refers to the price of materials purchased by AXT from its suppliers, without an unfair transaction price.

Sources of main raw materials	Raw materials are mainly supplied by AXT or purchased from suppliers designated by AXT, and the entrusted processing technical standards and quality requirements are formulated by AXT.

According to the agreement on the product quantity and standard between the Issuer and AXT, the suppliers of raw materials, and their specifications are independently determined by the Issuer; AXT does not specify the specific suppliers, nor restrict the price, quantity or production of the raw materials purchased by the Issuer from the suppliers.

Whether the Issuer bears inventory risks in relation to the goods before or after the transfer thereof

For the raw materials supplied by AXT, the ownership and control of their inventories remain with AXT, with the Issuer only bearing the risk of damage to and loss of such inventories caused by improper storage.

For the purchased raw materials, the ownership and control of their inventories remain with the Issuer bearing the risk of damage to and loss of such inventories and price fluctuation. In addition, the Issuer should track the whole process of product quality control, and take charge of the arrangement of shipment and export of products.

Whether the Issuer has the right to independently decide on the price of the traded goods

The price of the products does not include the cost of the raw materials supplied by AXT, but includes the processing cost and other costs (the costs of self-purchased main and auxiliary materials, labor, depreciation, amortization, etc.); the Issuer has no full

With the independent pricing power, covering self-purchased main and auxiliary materials, labor, depreciation, amortization, etc. The purchase price of raw materials and the sales price of finished products are negotiated by the Issuer with the suppliers and AXT respectively in accordance with the market business principles; the Issuer has the right to independently decide on the sales price of the final products.

8-1-19

Exhibit 99.3

right to decide on the sales price of the final products.

(II) The basis for the transfer of the nature of business from entrusted processing to general trade, and the matter whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises

1. The basis for the transfer of the nature of business from entrusted processing to general trade

The basis for the transfer of the nature of business from entrusted processing to general trade is that when the Company sells GaAs substrate, InP substrate, and germanium substrate to AXT, such goods are controlled by the Company prior to the transfer to AXT, and the Company dominates the use of the goods and gains almost all economic benefits therefrom, assumes the primary responsibility for customers, bears the inventory risks and has the pricing power.

In addition, under the mode of processing trade, the Company shall handle the Manual for Supplied Material Processing with the Customs for the quantity of imported materials and corresponding exported finished products. The Company shall submit the case closing application to the customs and after verification and review, write off the Customs Manual and issues the Case Closing Notice after executing the Manual. The Company shall no longer apply for the new Customs Manual for Supplied Material Processing After the business mode is changed to general trade.

2. Whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises

During the reporting period, the Company implemented the Accounting Standard for Business Enterprises No. 14 - Revenue (Cai Kuai [2006] No. 3) issued by the Ministry of Finance in 2006 from January 1, 2019 to December 31, 2019, and Accounting Standard for Business Enterprises No. 14 - Revenue (Cai Kuai [2017] No. 22) revised by the Ministry of Finance in 2017 after January 1, 2020. According to the provisions in the old and new revenue standards and combining with the trade between the Company and AXT, the Company was the principal responsible person for the trade with AXT during the reporting period, therefore the operating revenue was calculated by the gross method, which complies with the Accounting Standard for Business

8-1-20

Exhibit 99.3

Enterprises. Relevant standards and specific analysis are shown below:

(1) Relevant standards

1) Pursuant to Article 34 of the Accounting Standards for Business Enterprises No. 14 - Revenue (2017 Revision), an enterprise shall judge whether it acts as the principal responsible person or an agent when conducting transactions based on the fact whether it has the right to control the goods before transferring them to the customer. If the enterprise is able to control the goods before transferring them to the customer, the enterprise acts as the principal responsible person and shall recognize revenue according to the total consideration received or receivable; otherwise, the enterprise acts as an agent and shall recognize revenue according to the amount of expected commission or handling charge to which the enterprise is entitled, and such an amount shall be determined according to the total consideration received or receivable deducted by the price to be paid to other parties, or according to a specified commission amount or proportion, among others.

The cases that the enterprise is able to control the goods before transferring them to the customer include: ① the enterprise transfers the control of commodities or other assets to the customer after obtaining the control right from a third party; ② the enterprise can guide a third party to provide services for customers on behalf of the enterprise; ③ after obtaining the control over commodities from a third party, the enterprise integrates such commodities with other products into a portfolio and transfers it to the customer by providing significant services.

For determining whether it has the right to control the goods before transferring them to the customer, the enterprise should not limit itself to the legal form under the contract, but take into account all the relevant facts and circumstances, including: ① the enterprise bears the main responsibility for transferring goods to the customers; ② the enterprise bears the inventory risk before or after the transfer; ③ the enterprise has the right to independently determine the price of the goods; ④ other relevant facts and circumstances.

2) The principles of judgment of the principal responsible person or agent in the Accounting Standards for Business Enterprises No. 14 - Revenue (Application Guide 2018)

When determining the principal responsible person or agent, the enterprise shall determine its role of a principal responsible person or agent in a certain transaction

8-1-21

Exhibit 99.3

according to the nature of its undertaking, namely the nature of performance obligation. If the enterprise undertakes to provide specific goods to the customer by itself, it is a principal responsible person; and if it undertakes to arrange others to provide such goods, namely it provides assistance for others, the enterprise can be deemed as an agent.

The enterprise shall first identify the specific goods provided for the customers, and then evaluate whether it controls the goods prior to the transfer to the customer. If the enterprise is able to control the goods prior to the transfer, it is a principal responsible person; on the contrary, if it fails to control prior to the transfer, it is an agent.

3) Guidance on recognition of revenue according to gross or net value in the Guidelines for the Application of Regulatory Rules - Accounting No. 1

According to the relevant provisions in the revenue standard, when the sales of goods or the rendering of services involves other parties, the enterprise shall determine whether it is a principal responsible person or an agent according to the terms of the contract and the nature of transaction. If an enterprise controls the specific goods or service before transferring the same to the customer, namely, the enterprise is able to dominate the use of such goods or service, and obtain almost all the economic benefits therefrom, it is the principal responsible person; otherwise it is an agent. When determining whether it is a principal responsible person, the enterprise shall comprehensively consider whether it bears the main liability to the customer, whether it bears the inventory risk, whether it has the pricing power, and other relevant facts and circumstances. The enterprise shall determine the transaction price according to the amount of consideration collected from its customer, and measure the revenue. The principal responsible person shall recognize the revenue according to the total consideration received or receivable and the agent shall do so according to the commission or handling charge (net) that is expected to be collected.

(2) Specific analysis

According to the above accounting standard, when the Company purchases raw materials from AXT and sells the products such as GaAs substrate, InP substrate, and germanium substrate to AXT, such products are controlled by the Company prior to the transfer to AXT, therefore the Company is the principal responsible person, which complies with the requirements for the recognition of revenue by using the gross

8-1-22

Exhibit 99.3

method; the specific analysis is shown below:

1) The Company is able to control the goods prior to the transfer to the customer

① The Company has obtained the right to control the raw materials purchased from AXT

When the Company purchases the relevant raw materials from AXT, it can arrange the production of GaAs substrate, InP substrate, and germanium substrate for other customers according to the order, and they can also be used for producing AXT-related products, rather than products specifically sold to AXT.

Therefore, the Company can guide the use of raw materials purchased from AXT, and obtain the economic benefits from the sales of the products manufactured from the above raw materials, namely, the Company has obtained the right to control the above raw materials.

② The Company produces substrate products with the raw materials purchased from AXT and the main raw materials, for selling to AXT

The raw materials purchased from AXT mainly include high-purity arsenic, crucible materials, germanium ingot, cutting, grinding and polishing materials, and packaging materials; the products sold to AXT mainly include GaAs substrate, InP substrate, and germanium substrate. After purchasing raw materials from AXT, the Company shall match them with other main raw materials, to produce GaAs substrate, InP substrate, and germanium substrate through complex production processes including poly-crystal synthesis, crystal growth, cutting, grinding, polishing, cleaning and testing, and finally sell such products to AXT. Therefore, the element composition of relevant materials and the use of products have significantly changed after production.

In summary, after obtaining the right to control the raw materials purchased from AXT, the Company produces GaAs substrate, InP substrate, and germanium substrate combined with other main raw materials, for selling to AXT. Therefore, the Company is able to control the goods prior to the transfer to AXT.

2) The Company is primarily responsible for transferring goods to the customer

The products provided by the Company shall comply with the agreed quality standard. If the customer finds that any product is unqualified in the production process, the Company shall replace or replenish the product and bear the expenses incurred; the Company shall also provide quality assurance and after-sales service. Therefore, the

8-1-23

Exhibit 99.3

Company serves as the principal responsible person in the transaction with AXT, and assumes the primary responsibility for the transfer of goods to AXT.

3) The Company bears the risks of inventory

The risks of inventory mainly include the risk of fair value change, the risk of sluggish overstock, and the risk of damage and loss. The Company undertakes such risks of inventory, and the specific analysis is shown below:

① The relevant risks after delivery of the raw materials/products are transferred to the Company/AXT;

② When the Company and AXT sign a purchase order of raw materials, it is uncertain whether the products manufactured from the raw materials are sold for getting return; the Company bears the risk of sluggish overstock of the raw materials;

③ The price of the raw materials purchased by the Company from AXT is determined based on the price of the purchase by AXT from its suppliers; the Company bears the risk of change in the fair value of raw materials;

④ The Company arranges the use of raw materials purchased from AXT, and there is no physical correspondence with the sales of the products; the Company bears the risk of change in the fair value of the finished products;

Therefore, the Company bears the risks of inventory caused by the purchase of raw materials from AXT and the sales of the products to AXT.

4) The Company has the right to determine the sales price

The Company sells products to AXT on the price determined by the cost-plus method. The discrepancy between the sales price of the products sold to AXT and the average sales price is mainly reflected in the different performance requirements for substrate products, and it is determined by the product dimensions, technical parameters, thickness and angle of the edge. In general, the prices of GaAs substrate, InP substrate, and germanium substrate sold by the Company to AXT are reasonable.

Therefore, the Company has the full right to determine the sales price.

5) The Company undertakes the credit risk of payment regarding the sales to AXT

① There is a certain credit period for settlement between the Company and AXT.

② The procurement and sales between the Company and AXT are separately settled, without the case of discrepancy settlement.

Therefore, the Company undertakes the credit risk of payment regarding the sales to AXT.

8-1-24

Exhibit 99.3

In summary, as for the sales of GaAs substrate, InP substrate, and germanium substrate from the Company to AXT in the mode of general trade, the goods are controlled by the Company prior to the transfer to AXT, and the Company dominates the use of the goods and gains almost all economic benefits therefrom, assumes the primary responsibility for customers, bears the inventory risks and has the pricing power, which complies with the relevant provisions on the principal responsible person. According to the accounting standard mentioned above, the principal responsible person shall recognize the revenue based on the total consideration received or receivable during the reporting period, which is consistent with the sales revenue of GaAs substrate, InP substrate, and germanium substrate through general trade recognized by the Company by using the gross method.

(III) Concerning sales mode of the Company

The Company sells products mainly by way of direct sale; of which, its domestic sale mainly adopts direct sale mode, and overseas sale mainly adopts the modes of direct sale, agents, traders and consignment. The specific circumstances of overseas sale are as follows:

In RMB0’000

Sales mode	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Direct sale	16,193.18	38.68%	30,474.37	90.67%	24,050.97	85.79%
Agents	14,563.58	34.79%	3,135.30	9.33%	3,983.49	14.21%
Consignment	7,219.57	17.25%	-	-	-	-
Trader	3,884.27	9.28%	-	-	-	-
Total	41,860.60	100.00%	33,609.67	100.00%	28,034.46	100.00%

1. Aforesaid sales modes comply with industrial common practice

According to information disclosed by listed companies in the semiconductor industry, the industry usually adopts similar sales mode; the specific circumstances are as follows:

Company	Sales mode	Introduction
Grinm Advanced Materials	1. Direct sale 2. Agency	Its subsidiary Grirem Optoelectronics adopts direct sale and agency: domestic sale adopts direct sale channels, and overseas sale adopts agency mode.

8-1-25

Exhibit 99.3

Its subsidiary Grirem Advanced Materials adopts direct sale for its domestic sale: rare earth and alloy products, accounting for about 90% of its domestic sales amount, adopt direct sale, and phosphor products, accounting for about 10% of its domestic sales amount, adopt agency sale. Its overseas sale mainly adopts agency sale.

Its subsidiary GRIKIN adopts direct sale or agency based on different products and customers. Direct sale is usually adopted for domestic sale, and agency mode is usually adopted for international market, exploiting market through agents.

KFMI	1. Direct sale 2. Agency

Its sales modes include direct sale and agency by trading firm. Under direct sale, after the company and its products passing customer certification, customers will issue monthly or quarterly orders to the company, and the company will deliver goods to the customers according to agreed time limit. Agency by trading firm means the Japanese end customers of the company purchase products from the company through famous trading firms such as comprehensive trading firm under Mitsubishi Chemical.

Nata Opto-electronic	1. Direct sale 2. Consignment 3. Distribution

Its sales modes include direct sale and distribution. For domestic customers, the company mainly adopts direct sale mode, that is, products are sold to end customers directly, including partial sale made by consignment. Its overseas sale usually adopts distribution mode based on the agency (distribution) agreements signed with customers and common practices.

Thinkon Semiconductor	1. Direct sale 2. Agency

Its main sales mode is direct sale; its main customers include Mitsubishi Materials, SK Chemicals, CoorsTek, Hana, Silfex, Trinity, Wakatec and WDX; except for Trinity, which is the agent designated by Mitsubishi Materials, Mitsubishi Materials, SK Chemicals, Hana, CoorsTek, Silfex, Wakatec and WDX are direct downstream customers of the company, and all products of the company realize final sale.

MTCN	1. Direct sale 2. Distribution

It adopts the sales mode of “focusing on direct sale and supplemented by distribution”. Products are included in qualified supplier systems of customers after sending samples for trial use, small batch stability argumentation, production site assessment and enlarged purchase from qualified suppliers. Afterwards, mass production starts and products are sold to customers.

Yoke Technology	1. Direct sale 2. Distribution 3. Agency

It adopts direct sale and distribution, and certain subsidiaries may sell by agency occasionally. After customers issuing orders or purchase contracts, the company will arrange procurement, production and delivery based on customers’ requirements, and customers will pay after receiving and inspecting goods. Its subsidiary Chengdu Kemeite also sells by agency, that is, products

8-1-26

Exhibit 99.3

are firstly sold to agents, which sell to end customers in the brand of Kemeite.
GrandiT	1. Direct sale 2. Consignment 3. Distribution

It mainly adopts the direct sale mode (selling to customers directly), and sells through distributors occasionally. The direct sale mode can be further divided into consignment mode and non-consignment mode; the latter includes common direct sale and agency.

National Silicon Industry Group	1. Direct sale 2. Agency

All its products are sold through direct sale. Since high barrier exists in semiconductor wafer industry, with concentrated manufacturers and downstream customers, the company usually acquires orders through actively searching potential customers and negotiating with customers directly. In addition, the company also contacts small and medium-size customers through some agents.

Note: The company data in the industry originates from annual reports or prospectus.

The sales mode of the Issuer is adopted based on its business characteristics, customers’ needs and regional trade custom, similar with other listed companies in the semiconductor industry. The aforesaid sales mode comply with industrial common practice and are commercially reasonable.

2. Main customers

(1) Domestic direct sale

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under domestic direct sale are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	Nanchang Kingsoon	3,487.18	germanium substrate
	2	Epi Solution Technology Co., Ltd.	3,137.32	Indium Phosphide, GaAs substrate
	3	Everbright Photonics	2,789.80	Indium Phosphide, GaAs substrate
	4	Customer A	2,751.24	Indium Phosphide substrate
	5	Customer B	2,663.40	Indium Phosphide, gallium arsenide, germanium substrate; High Purity Gallium
	Total		14,828.94	-
2020	1	Nanchang Kingsoon	3,027.45	germanium substrate
	2	Customer B	2,938.71	Indium Phosphide,

8-1-27

Exhibit 99.3

				gallium arsenide, germanium substrate
	3	Epi Solution Technology Co., Ltd.	1,981.64	Indium Phosphide, GaAs substrate
	4	Everbright Photonics	1,620.88	Indium Phosphide, GaAs substrate
	5	Customer A	1,308.82	Indium Phosphide substrate
	Total		10,877.50	-
2019	1	Customer A	4,755.70	Indium Phosphide, GaAs substrate
	2	Nanchang Kingsoon	2,280.93	germanium substrate
	3	Epi Solution Technology Co., Ltd.	1,825.25	Indium Phosphide, GaAs substrate
	4	Customer B	1,681.73	Indium Phosphide, gallium arsenide, germanium substrate；High Purity Gallium
	5	Yunnan Germanium	1,258.46	Indium Phosphide polycrystal; PBN crucible; High Purity Gallium
	Total		11,802.07	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Introduction to the enterprise and its status in the industry	Controlling shareholder /Actual controller	Affiliated with the Issuer?
1	Nanchang Kingsoon	2015	RMB 114,015,000

It is engaged in R&D, production and sale of quaternary LED epitaxial wafers, chips and high-efficiency gallium arsenide solar cell epitaxial wafers. The germanium substrates purchased by Nanchang Kingsoon from the Company are processed into epitaxial wafers, which are applied to solar cells used in more than 50% of satellite spacecrafts in

					Xiangwu Wang	No

8-1-28

Exhibit 99.3

				China, and relevant products have been used in aerospace equipment such as Chang'e 4 and Tianwen-1.
2	Epi Solution Technology Co., Ltd.	2011	RMB 60,000,000	As a leading enterprise in the gallium arsenide MBE epitaxy field in China, EPI supplies high-quality epitaxial wafers with MBE to global markets of compound semiconductor.	Dima Technology	No
3	Everbright Photonics	2012	RMB 101,700,000

As a manufacturer of core components in laser industry in China such as semiconductor laser chips, devices and modules, Everbright Photonics has the largest market share in China in the field of high power semiconductor laser chip.

					N/A	No
4	Yunnan Germanium	1998	RMB 653,120,000

Germanium products and other metallurgy products; production, smelting and marketing of mineral products. As a famous company listed in China, it has a complete industrial chain in the germanium industry, and rich and excellent germanium ore resources, ranking No. 1 in China in terms of sales volume of germanium products; it is the largest manufacturer and supplier of germanium products in China.

					Kaihui Wu, Wendong Bao	No

(2) Overseas direct sale (excluding traders and consignment customers)

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas direct sale are as follows:

In RMB0’000

8-1-29

Exhibit 99.3

Year	No.	Customer	Revenue	Main products sold
2021	1	AXT	5,979.70	Indium Phosphide, gallium arsenide, germanium substrate
	2	IQE	3,060.02	Indium Phosphide, GaAs substrate
	3	Customer C	1,921.83	Indium Phosphide substrate
	4	PROWTECH, INC.	863.84	GaAs substrate, polycrystal and crystal bar
	5	SUMIDEN SHOJI CO.,LTD	853.94	PBN crucible
	Total		12,679.33	-
2020	1	AXT	28,196.51	Indium Phosphide, gallium arsenide, germanium substrate
	2	SUMIDEN SHOJI CO.,LTD	1,233.81	PBN crucible
	3	Freiberger	415.87	PBN crucible
	4	CVT GMBH & CO. KG	214.22	PBN crucible, PBN plate
	5	Veeco Instruments Inc.	188.70	PBN crucible, PBN plate
	Total		30,249.11	-
2019	1	AXT	22,144.98	Indium Phosphide, gallium arsenide, germanium substrate
	2	SUMIDEN SHOJI CO.,LTD	1,304.47	PBN crucible
	3	Freiberger	241.32	PBN crucible
	4	Veeco Instruments Inc.	171.91	PBN crucible, PBN plate
	5	CVT GMBH & CO. KG	102.76	PBN plate
	Total		23,965.44	-

Prior to March 2021, as arranged by the Group, AXT had been selling semiconductor substrate materials to overseas customers as the principal part of overseas sale. Therefore, in years of 2019 and 2020, except for AXT, other major customers of the Company under overseas direct sale purchased PBN crucible, PBN plate and other products from Beijing Boyu.

After looking through AXT, during the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas direct sale are as follows:

8-1-30

Exhibit 99.3

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	IQE	3,751.44	Indium Phosphide, GaAs substrate
	2	Customer C	2,281.34	Indium Phosphide substrate
	3	PROWTECH, INC.	863.84	GaAs substrate, polycrystal and crystal bar
	4	SUMIDEN SHOJI CO.,LTD	853.94	PBN crucible
	5	VISHAY SEMICONDUCTOR GmbH	771.44	GaAs substrate
	Total		8,522.00	-
2020	1	IQE	1,634.70	Indium Phosphide, GaAs substrate
	2	SUMIDEN SHOJI CO.,LTD	1,233.81	PBN crucible
	3	Customer C	813.45	Indium Phosphide substrate
	4	AZUR SPACE SOLAR POWER GMBH	687.65	germanium substrate
	5	Freiberger	415.87	PBN crucible
	Total		4,785.48	-
2019	1	IQE	1,678.48	Indium Phosphide, GaAs substrate
	2	AZUR SPACE SOLAR POWER GMBH	1,471.69	germanium substrate
	3	SUMIDEN SHOJI CO.,LTD	1,304.47	PBN crucible
	4	VISHAY SEMICONDUCTOR GmbH	385.58	GaAs substrate
	5	SHIN-ETSU HANDOUTAI CO., LTD.	289.11	GaAs substrate
	Total		5,129.33	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Introduction to the enterprise and its status in the industry	Controlling shareholder /Actual controller	Whether affiliated with the Issuer
1	AXT	1986	USD 42,700	Listed in NASDAQ (AXTI), controlling shareholder of the Issuer, not dealing in specific business.	N/A	Yes
2	Mo Sangyo Co, Ltd.	1998	JPY 10	Japan trader of	Yukitoshi Ozaki	No

8-1-31

Exhibit 99.3

			million	semiconductor materials, downstream customers are famous enterprises such as Sony. Renowned trader in Japan, serving as trader for several semiconductor enterprises.
3	IQE	1988	Not disclosed

Listed in  London Stock Exchange (IQE.L),  III-V epitaxy manufacturer, leading compound semiconductor wafer designer and manufacturer in the world. The second largest III-V compound semiconductor epitaxy manufacturer in the world.

					Invesco	No
4	PROWTECH, INC.	2004	-	A South Korea manufacturer dealing in gallium arsenide materials and infrared LED epitaxial wafer	-	No
5	SUMIDEN SHOJI CO.,LTD	1936	JPY 930 million	A company under Sumitomo (listed in Japan Exchange Group (5802.T)), which is famous communication provider and manufacturer in the world.	Sumitomo Electric Industries, Ltd	No
6	Freiberger	1949	EUR 512,000	One of major competitors of the Issuer, dealing in GaAs substrate. Renowned material enterprise in Germany, with largest market share of GaAs substrate in the world in 2019	Federmann Enterprises Ltd	No
7	CVT GMBH & CO. KG	1980	EUR 140,000	High performance ceramics manufacturer in Germany	CVT Verwaltungs GmbH	No
8	Veeco Instruments Inc.	1945	Not disclosed	Listed in NASDAQ (VECO), leading precision measuring instruments and process equipment manufacturer in the world,	N/A	No

8-1-32

Exhibit 99.3

				and globally leading MOCVD enterprise
9	VISHAY SEMICONDUCTOR GmbH	1998	EUR 7.15 million

Vishay offers a variety of products, from discrete semiconductors to passive components, from the smallest diodes to the most powerful capacitors, which serve as the basis of modern technology and life of the people.

					Vishay Intertechnology, Inc	No
10	AZUR SPACE SOLAR POWER GMBH	1964	EUR 100,000	A German enterprise, developing and producing solar cells applied to space PV and ground CPV.	-	No
11	SHIN-ETSU HANDOUTAI CO., LTD.	1967	-	A branch of ShinEtsu Group (Japan), engaged in production and sale of semiconductor wafers, with the largest market share of semiconductor wafer in the world.	Shin-Etsu Group	No

(3) Overseas agency

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas agency are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	LandMark Optoelectronics	4,731.71	Indium Phosphide substrate
	2	VPEC	3,100.29	Indium Phosphide, GaAs substrate
	3	LOUWERSHANIQUE	1,775.26	PBN plate
	4	WIN Semiconductors	1,090.65	Indium Phosphide, GaAs substrate
	5	PROWTECH, INC.	863.84	GaAs substrate, gallium arsenide polycrystal, gallium arsenide crystal bar
	Total		11,561.75	-
2020	1	LOUWERSHANIQUE	1,758.69	PBN plate
	2	ALPHA PLUS	1,294.25	PBN crucible, PBN plate

8-1-33

Exhibit 99.3

	3	SFA ENGINEERING CORPORATION	33.73	PBN crucible
	4	SVMTECH CO., LTD.	13.97	PBN plate
	5	ZENITH TECH	12.07	PBN plate
	Total		3,112.71	-
2019	1	ALPHA PLUS	2,277.28	PBN crucible, PBN plate
	2	LOUWERSHANIQUE	1,445.72	PBN PLATE
	3	SVMTECH CO., LTD.	114.79	PBN PLATE
	4	SFA ENGINEERING CORPORATION	93.56	PBN crucible, PBN plate
	5	KPM	10.39	PBN crucible, PBN plate
	Total		3,941.74	-

Prior to March 2021, as arranged by the Group, AXT had been selling semiconductor substrate materials to overseas customers as the principal part of overseas sale. Since March 2021, the Issuer has been selling products to customers in Taiwan and South Korea such as LandMark Optoelectronics, and has signed agency agreements with agents. Information about aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Profile	Controlling shareholder /Actual controller	Whether affiliated with the Issuer
1	LandMark Optoelectronics	1997	NTD 913,692,000	Listed in Taiwan, China (3081.TWO), a global III-V semiconductor material epitaxy enterprise, and the largest III-V compound semiconductor epitaxy manufacturer in the world	Jingyi Zhang	No
2	VPEC	1996	NTD 2600 million	Listed in Taiwan, China (2455.TW), a global III-V semiconductor material epitaxy enterprise, Top 3 gallium arsenide foundry in the world	Chen	No
3	LOUWERSHANIQUE	2012	Not disclosed	Formed after combination of Louwers Glastechniek (established in 1961) and Pulles & Hanique	Muon. B.V.	No

8-1-34

Exhibit 99.3

				(established in 1950) in 2012, headquartered in Netherlands, it is a precision glass and ceramic producer, supplying parts and components of Mask Aligner to ASML
4	WIN Semiconductors	1999	NTD 1,000,000	An OEM of global III-V semiconductor material, listed in Taiwan, China (3105.TWO), the largest gallium arsenide foundry in the world	Tien Ho Industrial Co., Ltd.	No
5	PROWTECH, INC.	2004	Not disclosed	A South Korea manufacturer dealing in gallium arsenide materials and infrared LED epitaxial wafer	-	No
5	ALPHA PLUS	2000	WON 10,000 million	Manufacturer of vacuum accessories and vacuum evaporation equipment, supplying products to major OLED manufacturers in South Korea	CEP ATHENS HOLDINGS LIMITED	No
6	SFA ENGINEERING CORPORATION	1998	WON 75,000 million

An automation and logistics system manufacturer listed in South Korea (056190); its products include manufacturing system used to produce kinescope, and it also produces stacker, sorter, conveyor and loader systems for automated distribution center.

					DY Holdings Co., Ltd.	No
7	SVMTECH CO., LTD.	2006	WON 4,000 million

A professional company with welding technologies and equipment in semiconductors, displays, aerospace, defense industry, nuclear energy and other application fields on the basis of design and manufacturing technologies

					KIM, KI-SOO	No

8-1-35

Exhibit 99.3

				in special bonding field.
8	ZENITH TECH	2014	WON 50 million	Manufacturing electronic information products and optical products, diodes, transistors and similar semiconductor devices	-	No
9	KPM	2010	WON 200 million	Manufacture and sale of electronic tubes, interface cards and other electronic components	-	No

Since overseas semiconductor industry developed earlier, overseas customers have huge demands for III-V compound semiconductor materials. In order to understand specific needs of overseas customers, get in on the ground floor of market, and respect usages of trade and operation of different regions, the Company also sells products through agents in Europe, America, South Korea, Taiwan (China) and other regions according to business practice. Under the circumstance of entrusting agents to promote, the Company concludes sales agency agreements with agents, which are responsible for promotion of relevant products in specific regions; the Company will conclude sale contracts with relevant customers and deliver goods to customers directly, and pay commissions to the agents according to type of products sold on commission and agreed commission percentage.

Sale by agency is common in semiconductor industry; listed companies such as ACM Shanghai, National Silicon Industry and Montage Technology have entrusted agents to sell.

In summary, using agency mode for sale by the Company in foreign countries is based on actual conditions of the Company and the common practice of semiconductor industry; the agents are not affiliated with the Company or relevant parties, and there is no commercial bribe or tunneling.

(4) Trader

During the reporting period, Mo Sangyo Co, Ltd. is the sole trader customer before and after business switch of the Company and AXT; the Company and AXT have no other trader customer.

8-1-36

Exhibit 99.3

In the course of development, Japanese IC enterprises form the industrial tradition of purchasing raw materials through agents. Based on the commercial custom of Japanese enterprises, the semiconductor enterprises in Japan usually purchase products from foreign enterprises through traders or agents.

In order to understand specific needs of Japanese customers, get in on the ground floor of market, and respect local usages of trade and operation, the Company has entrusted Mo Sangyo Co, Ltd as the trader in Japan to exploit Japanese market since 2005. Mo Sangyo Co, Ltd is not engaged in any production; it is responsible for sale of products in Japan as the trader.

Prior to March 2021, the Issuer’s overseas sale of semiconductor substrate materials was carried out by AXT according to the arrangement of the Group; therefore, in the Year of 2019 and Year of 2020, the Company had no trader customers; except for Mo Sangyo Co, Ltd., AXT had no other trader customers. In the Year of 2021, the Company sold to Japan trader customer Mo Sangyo Co, Ltd. directly after completing business switch.

Mo Sangyo Co, Ltd is mainly responsible for promoting and selling the Company’s products to customers in Japan, settles with the Company monthly based on the sale to end customers, and pay for corresponding goods.

The cooperation agreements between Mo Sangyo Co, Ltd and the Company stipulate the rights and obligations of both parties, and have following main terms:

Agreed Items	Specific provisions
Sales region

Mo Sangyo Co, Ltd is only responsible for promoting and selling products of AXT-Tongmei in Japan; customers in Japan shall own business sites and place orders in the territory, and deliver products to the sites within the territory.

Price and settlement

Mo Sangyo Co, Ltd can obtain corresponding profits based on the product sale services offered by it according to provisions hereof, and specific amount of profits is subject to separate agreement.

Based on the fact and circumstance of license from AXT-Tongmei, Mo Sangyo Co, Ltd shall purchase products and sell them to end customers. Based on the business mode of “purchase-resale”, AXT-Tongmei issues invoices to Mo Sangyo Co, Ltd. Mo Sangyo Co, Ltd issues invoices to end customers and pays to AXT-Tongmei for relevant goods according to

8-1-37

Exhibit 99.3

agreement.
Responsibility of performance

AXT-Tongmei is solely responsible for product design, development, supply, production and performance. AXT-Tongmei shall indemnify and defend Mo Sangyo Co, Ltd against any losses and claims incurred by it arising from any patent infringement of the products of AXT-Tongmei.

Product standard

Mo Sangyo Co, Ltd does not have any express or implicit rights of making any direct or indirect modification, supplement or limitation on updated written warranty of corresponding products offered by AXT-Tongmei or warranties or representations expressly included in product specifications. AXT-Tongmei may, at its own discretion, revise product warranty or specifications from time to time, and the revised product warranty or specifications only become effective when Mo Sangyo Co, Ltd receives information on revision.

Pursuant to agreements between Mo Sangyo Co, Ltd and AXT-Tongmei, Mo Sangyo Co, Ltd is responsible for the sale of products of AXT-Tongmei in Japan, and shall use its utmost efforts to promote and sell products of AXT-Tongmei to customers in Japan, provided that Mo Sangyo Co, Ltd is not entitled to confirm, revise or guarantee the product standards, parameters such as quality or normative documents of AXT-Tongmei to its customers. Therefore, Mo Sangyo Co, Ltd only assists the Company in exploiting Japan market as the trader of the Company in Japan, and does not play a role in key information involving production line certification such as place of origin, production standard and selection of raw materials.

Mo Sangyo Co, Ltd. began to cooperate with AXT since 2005; in 2021, the Company generated incomes of RMB38,842,700 from Mo Sangyo Co, Ltd., which mainly purchases Indium Phosphide and GaAs substrates from the Company.

Based on the explanations given by Mo Sangyo Co, Ltd., during the reporting period, its top 5 downstream customers are Dowa Holdings Co., Ltd., ROHM, SONY, SCIOCS, SHOWA DENKO, NEOPHOTONICS SEMICONDUCTOR GK and SEI YOKOHAMA RESEARCH LAB; the aforesaid customers are famous semiconductor enterprises in Japan.

Based on the explanations given by Mo Sangyo Co, Ltd., it has been purchasing semiconductor products from suppliers such as Epi Solution Technology, Opto Solution Technology, MONOCRYSTAL PLC and Silicon Technology since 2003, except for

8-1-38

Exhibit 99.3

Beijing Tongmei.

(5) Consignment

Prior to business switch, Osram, Broadcom and Sumika Electronic Materials, Inc were consignment customers of AXT and had cooperated with AXT for many years; in March 2021, due to switch of sales business and customers to AXT-Tongmei, the Issuer obtained aforesaid three consignment customers. In 2021, its subsidiary Beijing Boyu changed the sales mode into the mode of consignment after negotiating with customer Freiberger in consideration of its needs.

In 2021, the type and sales amounts of products sold to top five customers of the Company under the mode of consignment are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	Osram	5,506.52	Indium Phosphide, gallium arsenide, germanium substrate
	2	Sumika Electronic Materials, Inc	572.38	GaAs substrate
	3	Broadcom	571.43	GaAs substrate
	4	Freiberger	569.24	PBN crucible, other PBN materials
	Total		7,219.57	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Profile	Controlling shareholder /Actual controller	Whether affiliated with the Issuer
1	Osram	1906	EUR 5 million	Listed in Frankfurt Stock Exchange (OSR.DF), dealing in optical semiconductors, auto parts and digital technology. Top 2 Opto Semiconductor manufacturer, especially in the field of LED.	Osram GmbH	No
2	Sumika Electronic Materials, Inc	2003	-	It mainly products and sells optical film, projector optical accessories, etc.	Sumitomo	No

8-1-39

Exhibit 99.3

3	Broadcom	1961	USD 289 million	Broadcom (NASDAQ: AVGO), a leading semiconductor enterprise in the world, acquired Avago Technologies in 2016, designing, developing and manufacturing wide range of semiconductor and facility software products.	-	No
4	Freiberger	1949	EUR 512,000	One of major competitors of the Issuer, dealing in GaAs substrate. Renowned material enterprise in Germany, with largest market share of GaAs substrate in the world in 2019	Federmann Enterprises Ltd	No

In summary, the main customers of the Company under modes of direct sale, agency and consignment are renowned customers with high fame, influence and status in the industry; under the mode of trader, the Company only has one customer, i.e., Mo Sangyo Co, Ltd., whose downstream customers are renowned enterprises in Japan, such as Dowa Holdings Co., Ltd., ROHM and SONY; it is commercially reasonable to sell products through it since it complies with the common practice in the semiconductor industry in Japan.

(IV) Increase of incomes during reporting period

During reporting period, the incomes of the Company from its primary business are as follows (based on product category):

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Semiconductor substrate materials	62,675.18	73.39%	44,346.06	76.05%	35,771.29	77.39%
PBN crucible	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%

8-1-40

Exhibit 99.3

Other	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
Total	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

The income increase during reporting period was realized due to following factors:

1. Switch of business between the Company and AXT

In March 2021, AXT-Tongmei assumed overseas sale business and relevant customers of AXT; in May 2021, the Company acquired AXT-Tongmei. From 2019 to March 2021, overseas sale of semiconductor substrate materials of the Company were completed through AXT, which assumed overseas sale and personnel costs, and obtained certain profits; after business switch is completed, the Company assumed original overseas sales team of AXT and directly sold products to overseas end customers; the incomes from Indium Phosphide substrates increased fast due to increase of product prices, driving the increase of overall incomes for 2021.

2. Obvious increase of market demand

Among main products of the Company, Indium Phosphide substrate is mainly used in fields of optical communication and data center, GaAs substrate is mainly used in fields of radio frequency devices and new generation display, and germanium substrate is mainly used in the field of solar cells. During the reporting period, the aforesaid markets developed fast, and the demands increased rapidly, with details as follows:

(1) The fields of optical communication and data center

In the field of optical communication, the usage of optical modules in 5G base stations is significantly higher than that in 4G base station, and large-scale deployment of 5G base stations will greatly drive the increase of the demands for optical modules. According to Yole statistics, global sales volume of the optical module Indium Phosphide substrates (converted into 2 inches) is expected to exceed one million by 2026, with a compound growth rate of 13.94% from 2019 to 2026.

In the field of data center, along with the popularity of mobile Internet in recent years, data traffic increases fast, driving the fast development of cloud computing industry, stimulating the demands for construction of data centers, and also bringing more demands for optical modules of data centers. According to Yole statistics, global

8-1-41

Exhibit 99.3

market size of optical modules of data center will increase from USD 4 billion in 2019 to USD 12.1 billion in 2025, with a compound growth rate of 20% from 2019 to 2025.

(2) The fields of radio frequency devices and LED display

In the field of RF, 5G smartphone PA (power amplifier) market will still be dominated by gallium arsenide. According to Yole statistics, in 2021, the market of RF devices accounted for 30.15% of the market of gallium arsenide semiconductor and contributed 32.50% of the output value. According to statistics of Orient Securities Research Institute, in the era of 4G, each mobile phone used 7 PA on average. Since 5G increases the frequency, and will increase high frequency in future, and for purpose of being compatible with 4G, 3G and 2G standards, so 5G smartphone requires more PA, with maximum of 16, or 10 on average; the RF devices made on basis of gallium arsenide are expected to have higher rate of penetrating mobile terminals in the era of 5G.

In the field of LED display, the new generation of displays adopt Mini LED and Micro LED chips of sub-millimeter and micron scale, raising high technical requirements on GaAs substrate; therefore, the popularity of Mini LED and Micro LED will bring new opportunity for the application of gallium arsenide. As forecasted by Yole, the demands for GaAs substrates in Mini LED and Micro LED increase fast; global sales volume of GaAs substrates (converted into 2 inches) in Mini LED and Micro LED is expected to increase from 2,079,000 pieces in 2019 to 6,138,000 pieces in 2025, with an annual compound growth rate of 19.77%.

(3) Field of solar cells

As disclosed by 2020 Blue Book of China Aerospace Science and Technology Activities, in 2020, launch vehicles were launched 114 times around the world, and 1,260 satellites were launched. According to SIA statistics, the size of market of global satellite industry reached USD 371 billion in 2020, and the number of satellites in orbit increased from 958 in 2010 to 3,371 in 2020. In recent years, China and USA accelerated the frequency of launching satellites; in 2020, the two countries totally launched 1,101 communication satellites, remote sensing satellites and navigation

8-1-42

Exhibit 99.3

satellites. The competition among countries in the aerospace field focus on communication satellites and remote sensing satellites, and low earth orbit can contain about 60,000 satellites. In current phase, the solar cells used in the satellites launched by China are produced by Chinese enterprises and scientific research institutions. In future, it is expected that enterprises will have access to the market of space solar cells, driving the increase of demands for germanium substrates in relevant fields.

3. Policies greatly support development of the industry

In recent years, relevant authorities of China promulgated a series of policies to encourage the development of compound semiconductor substrate materials. For example, The 14th Five-Year Plan for National Informatization issued by The Central Commission for Cybersecurity and Informatization in Dec. 2021 encourages strategic research layout and technology accommodation & innovation in key frontier fields such as Non-Silicon-Based Semiconductors; In Catalog of Key New Materials for First Application Demonstration and Guidance (Version 2021), MIIT lists low dislocation germanium single crystals of 4-6 inches in Catalog of Advanced Semiconductor Materials and New Display Materials; In Catalog for Industrial Structure Adjustment Guidance (Version 2019) issued by NDRC, Czochralski compound semiconductor materials with diameters more than 125mm (5-inch), materials for electronic products such as semiconductors, semiconductor lighting materials and semiconductor lighting substrates are listed as encouraged categories.

On Feb. 17, 2022 NDRC, The Central Commission for Cybersecurity and Informatization, MIIT and National Energy Administration jointly issued a circular, agreeing to construct national computing hub nodes in eight regions such as Jingjinji, Yangtze River Delta, the Greater Bay Area, Chengyu, Inner Mongolia, Guizhou, Gansu and Ningxia, and planning ten national data center clusters; overall layout design was completed for national integrated big data center system, indicating a strategy is in full swing to channel more computing resources from the eastern areas to the less developed western regions. As the basic raw material of such infrastructure project, Indium Phosphide will usher in new space of market growth.

8-1-43

Exhibit 99.3

4. New demands produced by new applications, bringing new opportunities

III-V compound semiconductor substrate material has excellent performance, but its market scale is far less than that of silicon substrate due to small market of downstream application field and high cost. However, in recent years, several new application fields occur in III-V compound semiconductor, bringing incremental market for substrate enterprises, such as Mini LED, Micro LED, Wearable Device Sensor, Vehicle LiDAR and Biometric Laser. Such demands are in the process of industrialization; due to low scale base of III-V compound substrate market, scaling up of each aforesaid market will significantly improve the overall III-V semiconductor substrate market. In addition, in the inherent application fields of III-V compound semiconductor, such as optical modules for base stations and data centers, smartphones and base station RF devices, the fast development of 5G Communication, Big Data and Cloud Computing brings the opportunities of construction of 5G base stations and data centers as well as 5G smartphone replacement, indicating large growth potential in the III-V semiconductor substrate market.

5. Substrate products drive relevant raw materials and consumables

Along with the increased demand for semiconductor substrate products in the world, relevant factories enlarged the production lines of III-V compound semiconductor substrate materials, increasing the demands for PBN crucible (as the consumables in the growth sector of semiconductor substrate monocrystal) and High Purity Gallium (as raw material of GaAs substrate); in addition, the prices of gallium metal (as the raw material of High Purity Gallium and gallium compound) have been increasing due to domestic economic environment and influence of COVID-19 epidemic, and the purchase unit price of gallium metal surged during the reporting period, improving the pricing of the Company and driving the fast increase of incomes from high-purity metals and compound products.

After verifying the product substitution risk and market prospect of the Issuer, the Sponsor deems that:

1. Product substitution risk

8-1-44

Exhibit 99.3

Different semiconductor materials have different characteristics of materials. Currently, the downstream application fields of silicon, germanium, gallium arsenide, Indium Phosphide, Silicon Carbide and Gallium Nitride do not overlap to a high degree, therefore, there is no iteration relationship among different semiconductor materials. III-V compound semiconductor materials are mainly applied to 5G, next-generation displays, data centers, driverless and wearables, and there is no risk of being replaced by other semiconductor material; in future, along with occurrence of new materials, new products and new applications, there may be risk that III-V compound semiconductor materials will be replaced by other materials, but such risk is lower.

2. Market prospects

Currently, the direct downstream markets of products of the Company, such as optical communications, data centers, RF devices and LED, have high degree of prosperity; continuous promulgation of industry supporting policies, constant emerging of new products and applications, and prosperous market will greatly enhance the demands in relevant fields for semiconductor substrate materials of the Company. In addition, the Company has rich experience in the field of III-V compound semiconductor substrate, has completed integration of assets under AXT and accumulated lots of technologies, achieving leading status in global market through competition; the rising demand for substrate products will drive fast increase of the Company’s incomes from PBN products, high-purity metals and compound products. In future, the Company will increase its efforts in R&D, enlarge production scale, strengthen development of products, customers and market, and improve its market share based on its current technologies, product advantages and market status. As a whole, the Company’s market presents brighter prospects.

(V) Pricing fairness for transactions between the Issuer and AXT

During the reporting period, the Company sold GaAs substrate, InP substrate, germanium substrate, and other products to AXT with the amounts of RMB 221.4498 million, RMB 281.9651 million, and RMB 59.7970 million, respectively. During the reporting period, the products sold by the Company to AXT were mainly sold to Osram,

8-1-45

Exhibit 99.3

Landmark Optoelectronics, Win Semiconductor, and other overseas customers.

1. Pricing mechanism for main products

The selling prices at which the Company sold compound semiconductor substrates to AXT were determined according to the production costs of the Issuer with the addition at a certain profit margin. The profit margin is corresponding to the positions of the Company and AXT in the transaction chain and the roles played by the Company and AXT. Given the status of the Company as a wholly-owned subsidiary of AXT and the weak industry chain in China at the early stage, previous transactions between the Company and AXT were completed in the manner of services for processing materials supplied by AXT; from August 2018, the Company basically no longer provided such services for processing materials supplied by AXT, transferring the transactions to general trading. In 2019, 2020, and 2021, the transactions between the Company and AXT were priced with reference to the profit margin of the previous mode of processing materials supplied by customers in combination with the range of profit margins of comparable companies engaging in similar businesses in the Analysis Report for Transfer Price issued by a transfer price consulting institution. The details are as follows:

(1) In 2019 and 2020, the Issuer adopted the pricing method of full production markup

In transactions with AXT, the Company carried out production tasks according to overseas orders placed by AXT, mainly including the implementation of routine functions such as procurement, production, quality control, sales, and after-sales services; moreover, the Company assumed quality warranty and product liability risks but no overseas market risks.

AXT, as the entity for overseas sales, assumed the functions of developing overseas customers and providing research on the performance matching for epitaxy processing. For selling compound semiconductor substrates, especially InP substrates, to overseas customers, AXT had to communicate closely with overseas customers about the downstream production process, and provide reasonable suggestions for epitaxy

8-1-46

Exhibit 99.3

production for overseas customers. In 2019 and 2020, AXT made investment in sales and R&D in the amount of USD 4.5084 million and USD 4.9676 million, respectively, and invested much expenses for the overseas sales, customer maintenance, and performance matching of compound semiconductor substrates, especially InP substrates.

Article 39 in the Notice of the State Administration of Taxation Concerning Issuing the “Implementation Measures for Special Tax Adjustment (For Trial Implementation)” provided that “Enterprises that engage in processing and manufacturing according to orders of an affiliate without assuming functions of operation decision-making, product research and development, sales, etc., hence not assuming the risks and losses from errors in decision-making, insufficient production, unmarketable products, etc., generally shall maintain a certain profit margin”.

The Company adopted the method of full production markup to determine the selling prices of products sold to AXT. That is, all the compound semiconductor substrates sold were taken into consideration together to determine a rate for markup on the basis of costs, so as to implement markup based on the overall costs of compound semiconductor substrates.

(2) In 2021, transactions were priced according to the fixed operating profit margin of AXT

On November 4, 2021, AXT and the Company entered into a Technology License Agreement, under which: AXT licenses its intellectual property rights, granted patents, and pending patents to the Company and the Company’s controlled subsidiaries, where the intellectual property rights are licensed on an exclusive, non-transferrable, royalty, and irrevocable basis; the patents are granted on a non-exclusive, non-transferrable, royalty, and irrevocable basis; AXT undertakes that, except for M, AXT will not license the patents under the agreement to other third parties without the consent of the Company; the license covers the manufacturing, use, sales, presentation, duplicate, and distribution of gallium arsenide, indium phosphide, germanium crystals and substrate products; the term of license is perpetual from January 1, 2021;

8-1-47

Exhibit 99.3

In other words, from January 1, 2021, having acquired the license for intellectual property rights, patents, etc., the Company is capable of using such intellectual property rights, patents, etc. for production and sales at its own discretion. As a result, in 2021, AXT no longer assumed core R&D risks and market risks, and the intangible assets owned by AXT have been licensed to the Issuer, so that AXT assumed limited risks and functions in related-party transactions; therefore, AXT shall maintain a certain profit margin. On the other hand, given the significant activities and risks assumed by the Issuer in such related-party transactions, the Issuer was entitled to all the remaining profits after deducting profits at a certain rate for AXT. Therefore, the Issuer determined the selling price for AXT according to market prices and the operating profit margin of AXT.

The table below lists the gross profit and gross profit margin for sales made by the domestic entity to AXT-Tongmei in 2021:

Item	2021
	Gross profit	Proportion	Gross profit margin
Semiconductor substrate	5,511.94	99.95%	20.22%
Others	2.55	0.05%	36.01%
Total	5,514.49	100.00%	20.22%

Given that the intellectual property rights were created from the sales and R&D functions of AXT, after acquiring the license of such intellectual property rights, the Issuer realized the gross profit margin of 22.24% for sales to AXT in 2021, which is basically equivalent to the gross profit margin for sales made by domestic entities to AXT-Tongmei in 2021.

In summary, generally speaking, the pricing mechanism for substrate products sold by the Company to AXT is in compliance with the actual conditions of the Company.

2. Determination of the range of gross profit margins and reasons for changes in the actual gross profit margins

During the reporting period, the gross profit margin for transactions between the Company and AXT were -5.67%, 6.59%, and 22.24%, respectively. The table below

8-1-48

Exhibit 99.3

lists specific changes:

In RMB 0’000

Item	2021		2020		2019
	Revenue	Gross profit margin	Revenue	Gross profit margin	Revenue	Gross profit margin
InP substrate	1,960.76	8.85%	7,166.79	13.59%	4,815.89	-1.63%
GaAs substrate	3,501.74	32.87%	17,621.86	2.52%	14,008.88	-14.76%
Germanium substrate	500.79	0.37%	3,389.34	12.63%	3,320.21	26.82%
Others	16.14	19.15%	18.52	55.78%	-	-
Total	5,979.43	22.24%	28,196.51	6.59%	22,144.98	-5.67%

During the reporting period, the gross profit margin at which the Company sold GaAs substrate, InP substrate, germanium substrate, and other products to AXT changed mainly due to changes in the demands for products of various specifications by Osram, Landmark Optoelectronics, Win Semiconductor, and other customers, changes in the prices of raw materials, factory relocation, and decrease in production costs.

(1) From 2019 to 2020

From 2019 to 2020, when determining the rate of full cost markup, the Company referred to the range of profit margins of uncontrolled comparable companies engaging in similar businesses, which were 1.36% to 7.85% in 2019, and 0.52% to 7.45% in 2020. The Company determined the unit selling prices of products to maintain the full cost markup rate of the Company with respect to AXT close to such ranges.

According to historical experience of the Company, in the full cost markup rate, except for the gross profit, other operating expenses accounted for about 10% of the operating revenue. Therefore, the Company determined the range of gross profit margin from 11.36% to 17.45% for 2019, and from 10.52% to 17.45% for 2020. (The data is taken from the Analysis Report for Transfer Price issued by a transfer price consulting institution)

8-1-49

Exhibit 99.3

In 2019 and 2020, the gross profit margins for sales made by the Issuer to AXT were -5.67% and 6.59%, respectively, which were lower than the ranges of gross profit margins above mainly because:

① The Company relocated the GaAs substrate production line from Beijing to Chaoyang, Liaoning and Baoding, Hebei, and recruited new production staff; since the production line was in the process of commissioning and the production staff were in the process of getting familiar with the production, there were much loss of raw materials, resulting in a low yield rate of GaAs substrates and higher operating costs; In 2020 and 2021, the improvement in the operation proficiency of employees and the optimization of machine and equipment processes lead to improvement in productivity and reduction in operating costs; therefore, the gross profit margin at which the Company made sales to AXT improved. Because the factory relocation and trial production are production and operation arrangement made by the Company, which are not related to AXT, such factors were not considered for determining the unit prices for sales to AXT.

② For a long period of time, the InP substrate products of the Company were mainly marketed and sold by AXT on overseas markets. In 2019, the quantity of overseas sales accounted for 79.88%. The large-scale production of the Company’s InP substrates are still greatly dependent on overseas orders. Given the small domestic market size for InP substrates, and in consideration of the significant role played and the high costs and expenses paid by AXT in market development, customer maintenance, and application R&D for InP substrates, the Company discounted the prices of InP substrates sold to AXT to a certain extent, which resulted in the negative gross profit margin of InP substrates in 2019. Given the small sales amount, the InP substrates sold by the Company to AXT has little impact on the gross profit margin of the products sold by the Company to AXT.

On the background of the development of optical modules and other industries in China, the domestic sales team of the Company made great achievements in market development, and the proportion of domestic sales of InP substrate products has been increasing rapidly. Therefore, the Company gradually resumed the prices of InP

8-1-50

Exhibit 99.3

substrates sold to AXT, which improved the gross profit margin of InP substrates.

In addition, the gross profit margin at which the Company sold germanium substrates to AXT decreased year on year mainly because Yunnan Germanium and other competitors have started the production and sales of germanium substrates, and the more intense market competition resulted in obvious decrease in the average unit prices of germanium substrates. Moreover, the rapid increase in demands for device products, such as solar cells and high-performance light emitting diodes in the aerospace field lead to rapid increase of orders from downstream customers, so that the Company offered certain discount in product pricing. Despite the foregoing, generally speaking, there is little variation between the prices at which the Company sold germanium substrates to AXT and the average selling prices for photovoltaic germanium products charged by Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (002428.SZ). The prices at which the Company sold germanium substrates to AXT were reasonable.

(2) 2021

In 2021, when determining the unit prices for sales to AXT, the Issuer referred to the range of operating profit margins from 2.88% to 5.20% of the IT and technology industry in North America (the data is taken from the Analysis Report for Transfer Price issued by a transfer price consulting institution), and determined the prices so that the operating profit margin of AXT was maintained close to such range of operating profit margins.

The process of verifying the range of gross profit margins is as follows:

Let the unit price of the final product sold be R0, the unit price of sales made by the Company to AXT be R1, the unit production cost of the Company be C, and the operating profit margin of AXT be A. According to historical experience of the Company, other operating expenses accounted for about 10% of the operating revenue. The gross profit margin of 34.93% of semiconductor substrates of the Issuer in 2021 is taken as the gross profit margin of the final product.

The simultaneous equations are as follows:

① (R0-C)/R0=34.93%

8-1-51

Exhibit 99.3

② (R0-R1-10%*R0)/R0=A

③ 2.88%<=A<=5.20%

The range of the calculated gross profit margin (R1-C)/R1 at which the Company made sales to AXT is from 23.27% to 25.31%, which is close to the gross profit margin of 22.24% at which the Issuer made sales to AXT in 2021.

3. The transactions between the Company and AXT are reasonable without obviously unfair related-party transactions

During the reporting period, the products sold by the Company to AXT were mainly sold to Osram, Landmark Optoelectronics, Win Semiconductor, and other overseas customers. The Company sold products to AXT by pricing in the manner of cost markup. The table below lists the prices at which the Company sold products to AXT and the comparison of average selling prices:

In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	Average selling price	Variation	Price for sales to AXT	Average selling price	Variation	Price for sales to AXT	Average selling price	Variation
GaAs substrate	347.36	431.1	-19.42%	439.92	466.33	-5.66%	352.88	378.5	-6.77%
InP substrate	662.39	964.88	-31.35%	500.58	683.54	-26.77%	415.8	751.87	-44.70%
Germanium substrate	389.15	300.6	29.46%	438.06	336.81	30.06%	427.3	351.05	21.72%

Note: Since the Company made sales to AXT in 2021 from January to June, the average selling prices of the Company for January to June 2021 are compared for analysis.

(1) From the perspective of products, the variation between the prices at which the Company sold products to AXT and the average selling prices is mainly caused by different performance requirements of customers for substrate products; the variation in product prices is dependent on product sizes, technical parameters, thicknesses, and edges.

(2) From the perspective of the pricing mechanism of the Issuer for sales to AXT, in 2019 and 2020, the Company carried out production tasks according to overseas orders placed by AXT, mainly including the implementation of routine functions such as procurement, production, quality control, sales, and after-sales services; moreover, the Company assumed quality warranty and product liability risks but no overseas

8-1-52

Exhibit 99.3

market risks. Therefore, the Company adopted the pricing method of full production markup to maintain a certain space of gross profit margin. In 2021, AXT no longer assumed core R&D risks and market risks, and the non-common intangible assets owned by AXT have been licensed to the Issuer, so that AXT assumed limited risks and functions in related-party transactions; therefore, AXT shall maintain a certain profit margin. Therefore, the transactions were priced according to the fixed operating profit margin of AXT.

(3) Analysis of specific products:

1) During the reporting period, the average unit prices at which the Company made sales to AXT are lower than the average selling prices mainly because: ① some GaAs substrates purchased by overseas customers are used in common LEDs, and the prices of such GaAs substrates are lower than the prices of GaAs substrates intended for radio frequency devices and lasers; ② given the lower ranking of the Company for GaAs substrates compared with Freiberger and Sumitomo, and the intense competition on the international market, in order to develop the international market for GaAs substrates, the Company adopted a more radical market policy, which resulted in the lower prices of sales to AXT; ③ the GaAs substrate products purchased by domestic customers from the Company are mostly used for smartphones, artificial intelligence, unmanned driving, and other fields with higher technical requirements on GaAs substrates, which leads to higher added value, hence higher selling prices for products sold by the Company on the domestic market.

2) The average unit prices at which the Company sold InP substrates to AXT are lower than the average selling prices mainly because: ① Since AXT played a significant role and paid high costs and expenses in market development, customer maintenance, and application R&D for InP substrates, AXT made high markup on the basis of the selling prices of Beijing Tongmei; ② the Company made sales at average selling prices higher than AXT for customers developed by the domestic sales team of the Company; except for the market development and R&D expenses borne by the Company, the InP substrates sold by the Company to Customer A and Customer B are subject to extremely high requirements on performance parameters because such customers are purchasing

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Exhibit 99.3

InP substrates for cutting-edge fields, hence having higher requirements on the dopant concentration, conductivity performance, dislocation density, and other performance indicators than overseas customers.

3) The Company sold germanium substrates to AXT at prices higher than the average selling prices, mainly because the place of raw materials for germanium substrates are mainly located in China and there are less overseas manufacturers of germanium substrates; germanium substrates purchased by overseas customers are mostly used for high-end solar cells, which lead to higher prices of sales to AXT; and the intense competition on the domestic market leads to relatively low selling prices on the domestic market.

There is little variation between the prices at which the Company sold germanium substrates to AXT and the average selling prices for photovoltaic germanium products charged by Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (002428.SZ). The details are as follows:

In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	Selling price of Yunnan Germanium	Variation	Price for sales to AXT	Selling price of Yunnan Germanium	Variation	Price for sales to AXT	Selling price of Yunnan Germanium	Variation
Germanium substrate (converted into 2 inch)	337.96	283.70	19%	346.64	390.06	-11%	392.78	380.07	3%

Generally speaking, the prices at which the Company sold germanium substrates to AXT were reasonable.

In summary, the transactions between the Company and AXT are reasonable without obviously unfair related-party transactions.

4. Transfer pricing and tax risk

The gross margin of AXT semiconductor substrates for the Issuer in 2019 and 2020 was lower than the above range of gross margin, which was mainly caused by the

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Exhibit 99.3

relocation of the plants in Chaoyang, Liaoning and Baoding, Hebei, as well as the trial production.

The cost of sales under normal operation and production conditions was simulated and calculated based on the average unit cost of the less affected gallium arsenide substrates in 2018 and the sales volume of gallium arsenide substrates in 2019 and 2020. In the case of the simulation, the gross profit and gross margin of the semiconductor substrates sold to AXT were:

Unit: 0,000 Yuan

Item	2020			2019
	Gross profit	Proportion	Gross margin	Gross profit	Proportion	Gross margin
Compound semiconductor substrate	5,179.33	99.80%	18.38%	2,282.26	100.00%	10.31%
Others	10.33	0.20%	55.78%	-	-	-
Total	5,189.66	100.00%	18.41%	2,282.26	100.00%	10.31%

After removing the impact of plant relocation and trial production, the simulated gross margin of the compound semiconductor substrates was 10.31% and 18.41% in 2019 and 2020, being close to the range of gross margin. Therefore, there was no problem of transfer pricing. In 2021, the gross margin of the compound semiconductor substrates sold by the Company to AXT was close to the above range of gross margin, indicating the absence of transfer pricing.

In addition, the average unit price of the indium phosphide substrates sold to AXT was lower than the average selling price, for AXT was considered to play an important role in the market development, customer maintenance and application research and development of indium phosphide substrates, and also bear high costs and expenses, with the rationality of operation and without the problem of transfer pricing for evading tax.

The transaction mode and transaction price between the Company and AXT were determined by AXT’s organizational structure and long-term business development model. AXT, founded in California, USA in December 1986, initially had a complete

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Exhibit 99.3

R&D and production system, and directly performed market exploitation. In 1998, AXT determined to start business in Mainland China; later, it gradually transferred its R&D and production system to Mainland China, and established AXT-Tongmei. AXT terminated its manufacturing operations in the United States and only retained overseas sales, overseas procurement and part of application research and development. The products sold by the company to AXT were priced by a cost plus manner, which fixed the sales price; while AXT may enjoy certain price difference through selling the products to overseas customers, so as to ensure the normal operation of AXT and support its application development.

(1) The Company was originally a wholly owned subsidiary of AXT. For a long time, due to the weak foundation of the domestic compound semiconductor industry, and the location of the main customers and suppliers in foreign countries, AXT and the Company have engaged in transactions in a pattern of processing on giving materials;

(2) With the rapid development of the semiconductor industry in China, the proportion of domestic sales and procurement has been increasing. In August 2018, the transaction between AXT and the Company was turned to general trade, but the cost-plus method was continued for pricing, which was also determined according to the requirements of the tax authorities of China and the United States;

(3) In March 2021, the conversion was completed. AXT in the United States undertook the overseas sales business of AXT. After the execution of the existing orders, the Company would not engage in any new transaction with AXT, but the pricing would remain the original mode, which means that it would be implemented according to the requirements of the tax authorities of China and the United States. Considering the role of AXT as a wholly owned subsidiary of the Company, the original pricing mode with AXT would not have a lasting impact on the gross margin as stated in the Consolidated Financial Statement of the Company.

Local tax authorities of the Company and its domestic subsidiaries have issued the “Compliance Certificate” or “Notification of Tax-related Information Inquiry Results”, which proved that “the Company declared and paid taxes in accordance with

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Exhibit 99.3

the relevant tax laws, regulations and normative documents during the reporting period; and there were no tax arrears or administrative penalties due to tax violations”.

The Sponsor examined the related transactions between the Company and AXT, and believed that such related transactions were determined by AXT’s organizational structure and its long-term business development mode, and they were reasonable, without unfair transaction pricing. There was neither benefit transfer involved in the transactions between the Company and AXT nor the adjustment of the Issuer’s profit through the above related transactions. In March 2021, the Company started selling products to overseas customers through AXT, which, after completing the sales contract signed before March 2021, would not engage in the sales business; the related sales between the Company and AXT have been completely terminated.

II. Explanations from the Sponsor and the Reporting Accountant

(I) The verification results of seeking confirmation and interview or video inquiry by domestic and overseas sales revenue;

1. Results of seeking confirmation

The Reporting Accountant performs the procedures of seeking confirmation for the Issuer’s customers, and the verification results obtained by domestic and overseas sales revenue are shown below:

In RMB0’000

Item	2021			2020			2019
	Domestic	Overseas	Total	Domestic	Overseas	Total	Domestic	Overseas	Total
Operating revenue①	43,873.92	41,860.60	85,734.52	24,707.37	33,609.67	58,317.04	18,183.98	28,038.70	46,222.68
Amount covered by confirmation request letter②	39,861.55	37,573.88	77,435.43	21,876.09	30,358.48	52,234.57	16,677.38	26,836.65	43,514.03
Proportion covered by confirmation request letter③=②/①	90.85%	89.76%	90.32%	88.54%	90.33%	89.57%	91.71%	95.71%	94.14%
Amount corresponding to the reply and after discrepancy adjustment④	32,500.45	30,392.60	62,893.05	21,643.88	30,181.22	51,825.10	16,158.50	26,745.26	42,903.76
Proportion of amount corresponding to the	81.53%	80.89%	81.22%	98.94%	99.42%	99.22%	96.89%	99.66%	98.60%

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Exhibit 99.3

reply⑤=④/②
Amount for implementing the alternative procedures⑥	7,361.10	7,181.28	14,542.38	232.21	177.26	409.47	518.88	91.39	610.27
Proportion of implementing the alternative procedures⑦=⑥/②	18.47%	19.11%	18.78%	1.06%	0.58%	0.78%	3.11%	0.34%	1.40%
Confirmable amount⑧=④+⑥	39,861.55	37,573.88	77,435.43	21,876.09	30,358.48	52,234.57	16,677.38	26,836.65	43,514.03
Proportion of identifiable amount⑨=⑧/②	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

2. Results of interview or video inquiry

The Reporting Accountant performs the procedures of interview or video inquiry for the Issuer’s customers, and the verification results obtained by domestic and overseas sales revenue are shown below:

In RMB0’000

Item	2021			2020			2019
	Domestic	Overseas	Total	Domestic	Overseas	Total	Domestic	Overseas	Total
Revenue of the interviewed customers	32,646.14	32,770.75	65,416.89	18,135.01	32,703.81	50,838.82	11,141.48	27,280.03	38,421.51
Operating revenue	43,873.92	41,860.60	85,734.52	24,707.37	33,609.67	58,317.04	18,183.98	28,038.70	46,222.68
Proportion of revenue of the interviewed customers	74.41%	78.29%	76.30%	73.40%	97.30%	87.18%	61.27%	97.29%	83.12%

(II) The results of interview or video inquiry regarding the overseas sales revenue, the verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures, the additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained;

1. The results of field and video interview

As affected by the epidemic overseas, the intermediary conducted video interviews with 15 overseas customers. For the controlling shareholder AXT, the intermediary performed field interview in Beijing; for the overseas customer SUMIDEN SHOJI CO., LTD, the intermediary went to its office in Shanghai for interview, as detailed below:

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Exhibit 99.3

No.	Customer name	Interview method	Interviewee
1	AXT	Field	CEO
2	SUMIDEN SHOJI CO.,LTD	Field	Procurement Manager
3	ALPHA PLUS	Video	Procurement Manager
4	Landmark Optoelectronics	Video	Director of Production Management Purchasing Department
5	Visual Photonics Epitaxy	Video	Procurement Manager
6	Osram	Video	Procurement Manager
7	IQE	Video	Global Procurement Manager
8	CVT GMBH & CO. KG	Video	CEO
9	Sumika Electronic Materials, Inc	Video	Procurement Manager
10	WAFER TECHNOLOGY LIMITED	Video	Chief Financial Officer
11	VISHAY SEMICONDUCTOR GmbH	Video	Supplier Quality Manager
12	AUK CORPORATION	Video	Procurement Manager
13	Customer C	Video	Procurement Manager
14	Mo Sangyo Co, Ltd.	Video	CEO
15	Alta Devices	Video	CFO
16	II-VI	Video	Advanced Procurement Manager
17	LOUWERSHANIQUE	Video	Procurement Manager

2. The verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures

(1) Verification of identity of the interviewees

During video inquiry and verification, the intermediary mainly verifies the identity of the interviewee in the following procedures:

1) Prior to video inquiry, obtain the basic identity information of the interviewee, including the name and position;

2) The Issuer’s business personnel invite the customers for video inquiry and make an appointment for inquiry through daily contact methods, such as email, phone and WeChat. As for email, it shall be copied to the address of the interview personnel, who

8-1-59

Exhibit 99.3

shall verify whether the email used by the customer is the one for daily business communication; at the same time, check the emails of daily communication between the Company’s business personnel and the interviewee, to confirm whether the interviewee is an employee of the customer;

3) Implement video connection with the interviewees through Tencent conference or Zoom, and start video recording;

4) Take screenshots and videos of the video inquiry process, and save the pictures and videos;

5) Prior to inquiry, ask the interviewee to present the identification documents such as the business card or work card, to verify the identity and position of the interviewee; and compare such information with what collected before the inquiry;

6) Through asking the information such as the basic information of the customer, and the contents of transaction with the Issuer and the development status of the industry, check whether the interviewee knows the transaction between his/her employer with the Issuer, to further verify the identity of the interviewee;

7) After the inquiry, the interview record made by the intermediary shall be directly sent to the enterprise mailbox of the interviewee for confirming by signing or sealing, and then the interview record, business card or other identification documents shall be directly sent to the intermediary by mail, email or other means;

8) After receiving the relevant documents, the intermediary shall check the name, email information, business card information and mailing address of the interviewee again; at the same time, the signature or seal of the interview record shall be checked, to determine whether it is consistent with the customer’s signature or seal on the documents regarding daily transactions.

(2) Video inquiry contents

The video interview mainly involves the customer’s basic information, the transactions between the Company and the customer, product quality, compliance and correlation, as detailed below:

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Exhibit 99.3

No.	Item	Relevant content
1	Customer’s basic information	Confirm the interviewee’s name and position;
2	Company-customer transaction

1. Cooperation between the Company and its customers: Confirm the time, content and method of the cooperation between the Company and its customers;

2. Pricing for the transaction between the Company and its customers: Confirm the pricing mechanism for transaction;

3. Settlement between the Company and its customers: Confirm the transaction settlement method, whether there is cash settlement, and whether there is agent payment by a third party;

4. Transaction fluctuation between the Company and its customers: Confirm the trend and reasons of transaction fluctuation, and whether the transaction is seasonal;

5. Nature of the customer and destination of the final products: Confirm whether the customer is a trader or manufacturer, and confirm the final users and sales areas of the products;

6. Customers’ requirements for the origin of products: Confirm whether the customers have such requirements, and confirm the origin of products purchased from the Company;

7. Channel inventory of the customers: Confirm the on hand inventory of the customers at the end of the year, and confirm whether the Company has conducted sudden sales or intentional extension of the term of payment at the end of the year;

8. Certification of new suppliers or new products of customers: Confirm certification process and cycle of new suppliers or new products of customers, and certification of their downstream customers;

9. Competitive advantages of the Company: Confirm the reason for the customer to select the Company as the supplier and the competitive advantages of the products.

3	Product quality and compliance

1. Product quality: Confirm the return and exchange of goods, and confirm whether there are disputes or potential disputes due to quality problems;

2. Contract performance: Confirm whether the Company can abide by the contract;

3. Benefit transfer, commercial bribery, and unfair competition: Confirm whether there is private interest exchange between the customers and the Company, and whether there is benefit transfer, commercial bribery or unfair competition;

4. Litigation: Confirm whether there is litigation between the customers and the Company.

4	Correlation	Confirm whether there is any correlation between the Company and its customers, as well as their major shareholders, actual controllers,

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Exhibit 99.3

directors, supervisors and executives in terms of equity, investment, special interest arrangement, etc.

(3) Confirmation of subsequent alternative procedures

Subsequent alternative procedures taken by the intermediaries include:

1) Obtain the relevant system documents of the Company with respect to the management of the customers, and check the sound and effective implementation of internal controls, including customer selection criteria, daily management, pricing mechanism, logistics, return and exchange mechanism, sales inventory information system;

2) Interview with the Company’s management layer, sales personnel and financial personnel, to understand the credit policies and rationality of various customers, and the sales accounting process;

3) Implement substantive analysis for foreign sales revenue by regions, products, and customers, etc., identify significant or unusual fluctuations, and their causes; view the publicly available information of comparable companies in the industry, to understand the information of sales model and proportion, sales regions, and gross profit, etc.;

4) Obtain the revenue cost schedule of the Issuer during the reporting period, and analyze the changes and rationality of sales revenue of the Company;

5) Understand the sales process of the overseas business, specify the time when the customers obtain the control of goods under various modes, to confirm whether the revenue recognition method is accurate, and whether it complies with the provisions in the accounting standards for business enterprises; and perform the revenue cycle test, to check the supporting documents of major overseas customers, such as the sales contracts, outbound delivery orders, customs declaration forms, packing lists, bills of lading, and invoices;

6) Conduct a test of details on the sales of major overseas customers, and check the original contracts, invoices, customs declaration forms, and logistics records, as detailed below:

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Exhibit 99.3

In RMB0’000

Item	2021	2020	2019
Revenue covered by sampling	20,194.11	19,589.41	15,424.88
Overseas operating revenue	41,860.60	33,609.67	28,038.70
Coverage ratio	48.24%	58.29%	55.01%

7) Conduct a cut-off test on the sales situation before and after the balance sheet date, check the outbound delivery orders, customs declaration forms, packing lists, bills of lading, invoices and other documents, and check whether the revenue is intertemporal;

8) Implement analytical procedures, check the fluctuations of major overseas customers during the reporting period, and learn from the Issuer about the business cooperation background of new major overseas customers and the main reasons for revenue fluctuations;

9) Obtain the bank statements and collection details of the Company during the reporting period, check the account statement corresponding to the sales receipts, and inspect the authenticity of sales receipts. As for overseas bank accounts, due to the impact of COVID-19, the staff cannot go to the overseas bank, but supervise the process of handling by the Company’s staff from logging in the official website of the bank to download electronic version of the statement during the reporting period, to the sending of it to the intermediary; the comparison between the foreign sales revenue and actual collection of the Company during the reporting period is shown below:

In RMB0’000

Period	Foreign sales revenue	Actual amount collected	Proportion of actual amount collected in foreign sales revenue
2021	41,860.60	37,097.36	88.62%
2020	33,609.67	34,369.20	102.26%
2019	28,038.70	28,679.29	102.28%
Total	103,508.97	100,145.85	96.75%

During the reporting period, the proportion of actual amount collected in foreign sales revenue is 96.75%, indicating the satisfactory collection of funds; and the foreign

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Exhibit 99.3

sales revenue basically matches with the actual amount collected.

10) Obtain the Issuer’s E-port data, check the electronic port data with the Company’s book export revenue, and analyze the reasons for the discrepancy. The specific results of verification of foreign sales revenue are shown below:

In RMB0’000

Item	2021	2020	2019
E-port data①	11,805.39	33,536.69	27,965.77
The Issuer’s overseas sales revenue②	10,506.71	33,609.67	28,038.70
Discrepancy③=②-①	-1,298.68	72.98	72.93
Effect on consignment customers④	1,298.68	-	-
Discrepancy ratio⑤=(③+④)/②	-	0.22%	0.26%

Note: Since the Company’s sales of semiconductor substrate materials overseas have been carried out through AXT-Tongmei since March 2021, the E-port data and the Issuer’s overseas sales revenue in 2021 are only based on the overseas sales directly carried out by the Issuer’s domestic entities in China.

It can be seen from the above table that in 2019 and 2020, the Issuer’s E-port data was basically consistent with the foreign revenue data; the relatively large discrepancy in 2021 arose mainly from the new consignment customers of the Company due to the business handover between AXT and AXT-Tongmei in March 2021. For details, please refer to “Section VII, X.(II).6.(5) Collection of price for goods and adjustments to sales during the period for which ATX’s business was transferred to the Company’s subsidiary in the US” of the Prospectus. After excluding the above factors, there was no discrepancy between the Company’s E-port data and foreign revenue data in 2021.

11) Obtain the list of the Issuer’s export tax rebate declaration, and compare with the foreign sales revenue of the Company during the reporting period, as detailed below:

In RMB0’000

Item	2021	2020	2019
Sales revenue for declaration of export tax rebate①	38,161.80	33,038.74	27,930.28
Declaration of the current period after the expiration②	2,047.01	3,198.87	2,617.83

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Exhibit 99.3

Declaration of the previous period in the current period③	3,198.87	2,617.83	2,583.10
Amount of overseas sales revenue④	41,860.60	33,609.67	28,038.70
Sales revenue that may declare export tax rebate⑤=①+②-③	37,009.94	33,619.79	27,965.01
Discrepancy⑥=④-⑤	4,850.67	-10.12	73.69
Where:
Discrepancy between the revenue of domestic entities from ATX-Tongmei and foreign sales revenue of ATX-Tongmei⑦	2,789.27	-	-
Revenue without declaring tax rebates after the expiration⑧	1,607.57	-	-
Non-refundable revenue⑨	409.09	54.49	24.17
Others⑩=⑥-⑦-⑧-⑨	44.73	-64.61	49.52

Note 1: According to the Announcement of the State Administration of Taxation on Issuing Administrative Measures for Value-added Tax and Consumption Tax on Export Goods and Labor Services (Announcement of the State Administration of Taxation No. 24, 2012), enterprises shall collect all relevant receipts within the VAT declaration periods between the next month after the goods departs upon customs declaration (depending on the date of export indicated on the declaration form (used for export tax rebate only) for export goods, the same below) and April 30 of the next year, and apply to the competent tax authorities for the exemption, offset or rebate of VAT on export goods. The amount of VAT export tax qualifying for rebate of the Company shall be limited to the VAT retained at the end of each month; the applicant shall declare the VAT export tax rebate based on the VAT retained at the end of each month, and complete the declaration before April 30 of the following year;

Note 2: The amount of export tax rebate that can be declared is the amount after adjusting the time discrepancy.

As shown in the table above, during the reporting period, the difference between the export tax rebate after adjusting the time discrepancy and foreign sales revenue is mainly caused by the difference between the Company’s revenue from AXT-Tongmei and foreign sales revenue of AXT-Tongmei, the revenue without declaring tax rebate after the expiration and the non-refundable revenue from the overseas sales of single crystal bars.

12) Send letters to overseas customers for the revenues during the reporting period, to confirm the authenticity and accuracy of the overseas revenue amount, as detailed below:

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Exhibit 99.3

In RMB0’000

Item	2021	2020	2019
Overseas operating revenue covered by confirmation request letter①	37,573.88	30,358.48	26,836.65
Revenue corresponding to the reply and after discrepancy adjustment②	30,392.60	30,181.22	26,745.26
Overseas operating revenue③	41,860.60	33,609.67	28,038.70
Coverage ratio of overseas operating revenue covered by confirmation request letter ④=①/③	89.76%	90.33%	95.71%
Proportion of revenue corresponding to the reply and after discrepancy adjustment⑤=②/①	80.89%	99.42%	99.66%
Revenue of alternative testing⑥	7,181.28	177.26	91.39
Proportion of alternative testing⑦=⑥/①	19.11%	0.58%	0.34%
Identifiable proportion⑧=⑤+⑦	100.00%	100.00%	100.00%

13) Check the credit reports and publicly available information of major overseas customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is any correlation between overseas customers and the Company and related parties;

14) Obtain the account statements of the controlling shareholders, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection.

3. The additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained

Compared with field interview, the main limitation of video inquiry is that the staff cannot check the business premises of the customers, affecting the intuitive judgment of the authenticity of their existence and the rationality of procurement.

In view of the limitations of video inquiry, the intermediaries improve the reliability of video inquiry by verifying the identity information of the interviewees, and saving the video materials. The following external supporting materials are

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Exhibit 99.3

collected for verification:

(1) Ask the interviewee to present the identification documents such as the passport, business card or work card, to verify the identity and position of the interviewee, to verify the authenticity of the identity of the interviewee.

(2) Extract the email address of the interviewee from the reply, pay attention to the correlation between the suffix of the email and the customer’s name, and compare the address for returning the inquiry materials with the reply address and address inquired on the Internet.

(3) Obtain the transaction details between the Company and the interviewees, and collect original contracts, invoices, customs declaration forms, and logistics records, to verify the consistency between the transaction and inquiry contents.

(4) Analyze the annual purchase amount of the customer, to understand the changing trend and rationality of purchase.

(5) Obtain credit reports and other public available information of major overseas customers, and conduct background investigation on the customers, to verify the accuracy of the related information.

(III) The adequacy of the proportion of verification of substantive procedures such as the test of details;

When the Reporting Accountant conducts verification regarding the Issuer’s sales revenue, the following verification procedures shall be implemented: test of details, seeking confirmation and interview/video interview; as for overseas sales, the Issuer’s E-port data shall be obtained and checked; as for domestic sales, the data of the VAT system shall be obtained and checked, to verify the Issuer’s sales revenue by various substantive procedures.

During the reporting period, on the basis of ensuring the coverage rate of confirmation request letter of over 90% (the proportion of the reply amount in operating revenue of over 75%), and the coverage rate of interview/video interview of over 75%, the Reporting Accountant adopts large-scale and random sampling methods to select samples and implement relevant procedures according to the relevant provisions of the

8-1-67

Exhibit 99.3

Sponsor Due Diligence Guidelines, Auditing Standards for Chinese Certified Public Accountants No. 1314 - Audit Sampling, and the application guide. In view of the selected samples, check the supporting documents related to the transaction.

1. Overall distribution of the customers

During the reporting period, the Issuer’s customers are divided by the revenue of RMB1 million, RMB5 million and RMB10 million and the number of transactions verified by the intermediary is determined:

In RMB0’000

Item	Over RMB10 million	RMB5-10 million	RMB1-5 million	Below RMB1 million	Total
2021
Revenue amount	59,022.63	9,488.87	11,301.61	5,921.41	85,734.52
Revenue proportion	68.84%	11.07%	13.18%	6.91%	100.00%
Number of customers	23	14	58	369	464
Quantity proportion	4.96%	3.02%	12.50%	79.52%	100.00%
Number of verified transactions	583	113	185	223	1,104
2020
Revenue amount	46,832.74	3,490.31	4,973.45	3,020.55	58,317.04
Revenue proportion	80.31%	5.99%	8.53%	5.18%	100.00%
Number of customers	12	5	26	201	244
Quantity proportion	4.92%	2.05%	10.66%	82.38%	100.00%
Number of verified transactions	484	44	141	114	783
2019
Revenue amount	39,753.04	1,799.94	2,889.80	1,779.89	46,222.68
Revenue proportion	86.00%	3.89%	6.25%	3.85%	100.00%

8-1-68

Exhibit 99.3

Number of customers	10	3	22	181	216
Quantity proportion	4.63%	1.39%	10.19%	83.80%	100.00%
Number of verified transactions	434	18	121	99	672

As shown in the table above, based on the features of the Issuer’s samples that there are a large number of customers and a high degree of concentration, but the transaction volume per customer is large with a large number of transactions, the intermediary performs test of details by stratified sampling. For the test of details, all transaction records are taken as the totality of samples; while for seeking confirmation and interview/video interview, all the customers are taken as the totality of samples for sampling and verification. In view of large-scale samples, all shall be checked; and in view of remaining samples, random sampling shall be performed with the statistical method, to meet the requirement for the overall verification proportion. The specific results show that the sampling can realize full coverage of samples in multiple dimensions.

(1) Division of test of details by amount of a single transaction

According to the transaction records, the tests of details are divided by the amount of a single transaction (RMB100,000, RMB500,000 and RMB1 million) during the reporting period, as shown below:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Over RMB1 million	15,660.53	90.94%	11,757.90	100.00%	7,875.32	100.00%
RMB500,000-1 million	9,814.59	42.60%	10,120.55	99.33%	9,806.95	100.00%
RMB100,000-500,000	11,701.92	34.02%	7,371.95	28.63%	8,110.54	38.27%
Below RMB100,000	1,775.37	16.02%	920.15	8.66%	657.76	8.95%

8-1-69

Exhibit 99.3

Total	38,952.41	45.43%	30,170.55	51.74%	26,450.57	55.80%

(2) Test of details by customers

During the reporting period, the number of customers covered by the test of details is divided by revenue (RMB1 million, RMB5 million and RMB10 million), as shown below:

In RMB0’000

Item	Over RMB10 million	RMB5-10 million	RMB1-5 million	Below RMB1 million	Total
2021
Number of tests	23	14	46	130	213
Number of customers	23	14	58	369	464
Proportion	100.00%	100.00%	79.31%	35.23%	45.91%
2020
Number of tests	12	5	24	67	108
Quantity	12	5	26	201	244
Proportion	100.00%	100.00%	92.31%	33.33%	44.26%
2019
Number of tests	10	3	15	63	91
Number of customers	10	3	22	181	216
Proportion	100.00%	100.00%	68.18%	34.81%	42.13%

(3) Seeking confirmation and interview

During the reporting period, the seeking confirmation and interview procedures are divided by the revenue of a single customer (RMB1 million, RMB5 million and RMB10 million), as shown below:

In RMB0’000

Item	Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion

8-1-70

Exhibit 99.3

2021
Over RMB10 million	49,803.73	84.38%	56,349.14	95.47%
RMB5-10 million	6,350.17	66.92%	6,720.32	70.82%
RMB1-5 million	6,635.88	58.72%	2,172.43	19.22%
Below RMB1 million	103.27	1.74%	175.00	2.96%
Total	62,893.05	73.36%	65,416.89	76.30%
2020
Over RMB10 million	46,832.74	100.00%	45,462.67	97.07%
RMB5-10 million	3,490.31	100.00%	3,490.31	100.00%
RMB1-5 million	739.27	14.86%	1,749.98	35.19%
Below RMB1 million	762.78	25.25%	135.86	4.50%
Total	51,825.10	88.87%	50,838.82	87.18%
2019
Over RMB10 million	39,088.16	98.33%	35,189.29	88.52%
RMB5-10 million	1,799.94	100.00%	634.40	35.25%
RMB1-5 million	1,845.73	63.87%	2,448.56	84.73%
Below RMB1 million	169.92	9.55%	149.26	8.39%
Total	42,903.75	92.82%	38,421.51	83.12%

2. Verification by product structure

Verification by major products of the Issuer during the reporting period is shown below:

In RMB0’000

Item	Test of details		Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion	Amount	Proportion
2021
Semiconductor substrate material	26,549.50	42.36%	47,592.26	75.93%	50,505.74	80.58%
PBN crucible and the related products	4,350.88	45.44%	7,287.42	76.10%	6,455.08	67.41%
High-purity metals and compounds	8,052.03	65.99%	8,013.37	65.68%	8,456.07	69.31%
Total	38,952.41	45.43%	62,893.05	73.36%	65,416.89	76.30%
2020

8-1-71

Exhibit 99.3

Semiconductor substrate material	19,484.63	43.94%	41,832.39	94.33%	41,977.24	94.66%
PBN crucible and the related products	7,305.25	97.06%	5,937.36	78.88%	5,801.63	77.08%
High-purity metals and compounds	3,380.67	61.45%	3,507.78	63.76%	3,059.95	55.62%
Others	-	-	547.57	58.08%	-	-
Total	30,170.55	51.74%	51,825.10	88.87%	50,838.82	87.18%
2019
Semiconductor substrate material	16,576.38	46.34%	33,884.67	94.73%	30,619.88	85.60%
PBN crucible and the related products	6,487.74	86.89%	6,698.19	89.70%	6,066.36	81.24%
High-purity metals and compounds	2,531.92	100.00%	2,320.88	91.67%	1,735.26	68.54%
Others	196.76	43.48%	-	-	-	-
Total	25,792.80	55.80%	42,903.75	92.82%	38,421.50	83.12%

3. Verification divided by regions of the Issuer’s customers

Verification divided by regions of the Issuer’s customers during the reporting period is shown below:

In RMB0’000

Item	Test of details		Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion	Amount	Proportion
2021
Mainland China	18,758.31	42.76%	32,500.47	74.08%	32,646.15	74.41%
United States	6,846.67	58.60%	7,719.04	66.06%	11,684.09	100.00%
Europe	5,609.10	49.05%	8,999.67	78.71%	8,008.09	70.03%
Taiwan, China	4,363.02	46.60%	5,829.37	62.26%	7,832.00	83.64%
Japan	1,957.33	43.71%	4,370.91	97.60%	3,884.27	86.73%
South Korea	555.99	22.54%	1,276.01	51.73%	1,362.29	55.23%
Others	862.00	35.43%	2,197.58	90.32%	-	-
Total	38,952.42	45.43%	62,893.05	73.36%	65,416.89	76.30%
2020
Mainland China	10,581.13	42.83%	21,643.88	87.60%	18,135.01	73.40%
United States	14,538.99	51.19%	25,398.26	89.43%	28,202.84	99.30%

8-1-72

Exhibit 99.3

Europe	2,520.65	99.07%	2,284.76	89.80%	1,972.90	77.54%
Japan	1,204.70	95.64%	1,175.56	93.33%	1,233.81	97.96%
South Korea	1,325.07	95.33%	1,322.64	95.16%	1,294.25	93.11%
Total	30,170.54	51.74%	51,825.10	88.87%	50,838.81	87.18%
2019
Mainland China	10,367.93	57.02%	16,158.50	88.86%	11,141.48	61.27%
United States	10,022.36	44.87%	21,360.28	95.62%	22,144.98	99.14%
Europe	1,783.04	97.43%	1,830.06	100.00%	1,548.48	84.61%
Japan	1,273.58	95.82%	1,304.47	98.14%	1,309.28	98.50%
South Korea	2,345.90	92.60%	2,250.45	88.83%	2,277.29	89.89%
Total	25,792.81	55.80%	42,903.75	92.82%	38,421.51	83.12%

Prior to verification, the Reporting Accountant understand internal control related to the Issuer’s sales revenue, and implement the walk-through procedure and control test procedure for the key internal control points; and no abnormality is found in the test results. Therefore, while relying on the internal control of the Issuer, the Reporting Accountant conducts tests of details for the customers and transactions based on audit sampling according to the relevant provisions of the Sponsor Due Diligence Guidelines, Auditing Standards for Chinese Certified Public Accountants No. 1314 - Audit Sampling, and the application guide, following the principle of risk-oriented verification, and combining with the evidence obtained through verification of seeking confirmation, field interview and video interview, E-port data, VAT system data, post-period collection and bank statements, to ensure that customers of different transaction sizes in different regions and industries can be selected.

4. Verification of accounts receivable

The Reporting Accountant implemented the following verification procedures for the accounts receivable of the Issuer at the end of each phase of the reporting period:

(1) The reason and rationality of the change in the balance of accounts receivable at the end of each phase of the reporting period in combination with the operating income was analyzed; the sales contracts signed between the Issuer and major customers were obtained, the credit policies agreed in the contracts, were viewed and

8-1-73

Exhibit 99.3

analyzed whether there were changes in the credit policies of major customers during the reporting period;

(2) The financial principal of the Issuer was interviewed, the design effectiveness of the Company's internal control over the recognition of accounts receivable was understood and evaluated, and the operation effectiveness of key controls was tested;

(3) The balance of accounts receivable at the end of each phase of the reporting period of the Issuer was confirmed by letter, and alternative procedures were implemented for letters that were not replied, as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2020
Original Value of accounts receivable	22,195.99	15,376.06	13,113.26
Amount on the external confirmations	20,669.33	14,232.03	12,685.87
Proportion by confirmation request letter ③=②/①	93.12%	92.56%	96.74%
Amount corresponding to the reply and after discrepancy adjustment	17,920.31	14,055.55	12,586.92
Ratio of consistency with the reply	86.70%	98.76%	99.22%
Amount for implementing the alternative procedures	2,749.02	176.48	98.95
Proportion of implementing the alternative procedures	13.30%	1.24%	0.78%
Confirmable amount	20,669.33	14,232.03	12,685.87
Proportion of identifiable amount	100.00%	100.00%	100.00%

(4) The aging statement of the accounts receivable of the Issuer was obtained during the reporting period and the subsequent payment collection statement, and the subsequent payment collection was checked

As of May 31,2022, the post-period collection of receivables at the end of each phase of the reporting period is as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2019
Balance of accounts receivable	22,195.99	15,376.06	13,113.26
Amount subject to the post-period collected	19,914.05	15,128.70	13,034.47

8-1-74

Exhibit 99.3

Proportion of amount subject to the post-period collected	89.72%	98.39%	99.40%

(5) The risk of accounts receivable recovery was analyzed whether the provision for bad debts was sufficient in combination with the collection after the reporting period, and the uncollected exposure after the reporting period was compared with the provision for bad debts to determine whether there was insufficient provision for bad debts.

(6) The details of the Issuer's single provision for bad debt reserves were obtained during the reporting period, and the reasons and rationality of the single provision were analyzed.

(7) The bad debt accrual policies of accounts receivable of comparable companies in the same industry were inquired, compared and analyzed whether there were significant differences between the Issuer's bad debt accrual policies of accounts receivable and the bad debt accrual ratio and comparable companies in the same industry, and the reasons and rationality of the difference were analyzed according to the situation of each entity;

(8) The internal valuation experts of the Reporting Accountant were introduced to review the rationality of the Issuer's expected credit loss model, and the results were recalculated and compared with the Issuer according to the model;

(9) The main customers of the Issuer were interviewed during the reporting period, the credit reports of the main overseas customers, the basic information of the domestic customers and the relevant public information were obtained through public channels, the transactions between both parties were confirmed, and the industry status, credit status, and business status, etc. of the customers were attended and analyzed.

The Reporting Account believes that: the Issuer’s explanations with respect to that the amount of the accounts receivable is true, accurate and complete, the bad debt accrual policy of accounts receivable is reasonable, and the bad debt accrual is sufficient are in conformity with our understanding.

In conclusion, the Reporting Accountant carry out sufficient verification of

8-1-75

Exhibit 99.3

substantive procedures such as the test of details, and the relevant verification matches with the stratified and regional characteristics of the Issuer’s customers.

(IV) The verification method, proportion and conclusion of terminal sales with sales revenue through AXT, and whether a third-party basis has been obtained

For determining the authenticity of terminal sales with sales revenue through AXT, the Reporting Accountant conducts the following verification procedures:

1. Check the sales contracts between AXT and major end customers, identify the terms related to the main risks of commodity ownership and remuneration/control transfer, and evaluate whether the revenue confirmation policy complies with the provisions of the Accounting Standards for Business Enterprises;

2. Perform sampling inspection on the sales revenue through AXT, and check the original documents such as production orders and customs declaration forms, as detailed below:

In RMB0’000

Item	2021	2020	2019
Revenue covered by sampling	5,421.02	14,459.44	9,988.47
Revenue of sales through AXT	5,979.70	28,196.51	22,144.98
Coverage ratio	90.66%	51.28%	45.10%

AXT will not engage in the sales business after executing the sales contract signed before March 2021. In 2021, the period of sales from the Company to AXT was from January to June.

3. Implement analytical procedures, check the fluctuations of major customers through AXT during the reporting period, and learn from the Issuer about the business cooperation background of new major end customers and the main reasons for revenue fluctuations;

4. Perform seeking confirmation for the products sold by major end customers during the reporting period after looking through AXT, as detailed below:

In RMB0’000

8-1-76

Exhibit 99.3

Item	2021	2020	2019
Proportion of amount from major customers covered by confirmation request letter in AXT’s operating revenue	68.50%	75.51%	68.63%
Proportion of reply (calculated by the reply amount of operating revenue)	77.41%	62.84%	53.43%

5. Obtain the sales details of AXT during the reporting period, and check through comparison whether there is a significant difference between its revenue and the revenue of the Issuer during the reporting period. Meanwhile, perform a closed-loop analysis through combining the sales volume of the Issuer to AXT, the sales volume of AXT to its end customers and AXT’s inventory of finished products at the end of the period, to confirm whether the closed-loop discrepancy is reasonable;

In each phase of the reporting period, the quantity of semiconductor substrate materials sold by the Issuer to AXT and by foreign sales of AXT in the current period is shown below:

Year	Quantity sold by the Company to AXT (pieces)①	Quantity of foreign sales by AXT (pieces)②	Discrepancy (pieces) ③=①-②
2021	143,730.00	168,938.00	-25,208.00
2020	624,454.00	621,608.00	2,846.00
2019	596,976.00	576,488.00	20,488.00

As shown in the table above, the quantity of semiconductor substrate materials sold by the Company to AXT during the reporting period is basically consistent with the quantity of foreign sales.

6. Interview with end customers after looking through AXT, to see whether the products sold by the Company through AXT have been finally sold; during the reporting period, the amount covered by the interview and its proportion in revenue from sales of AXT are as follows:

In RMB0’000

Period	Amount covered by the interview	Revenue of sales through AXT	Proportion
2021	4,377.73	5,979.70	73.21%
2020	21,230.96	28,196.51	75.30%

8-1-77

Exhibit 99.3

2019	16,226.69	22,144.98	73.27%

7. Compare AXT’s receivables at the end of 2019 and 2020 with the Issuer’s receivables from AXT, as detailed below:

In RMB0’000

Time point	The Issuer’s receivables from AXT	AXT’s receivables	Discrepancy ratio
12/31/2020	5,376.26	6,267.96	-14.23%
12/31/2019	6,367.90	6,484.32	-1.80%

AXT’s receivables are slightly different from the Issuer’s receivables from AXT at the end of 2019 and 2020.

8. Check the flow of AXT during the Reporting Period to determine whether all its receipts come from its final customers and whether there are large and abnormal non-operating capital transactions between AXT and the issuer and related parties;

9. Check the credit reports and other publicly available information of major overseas end customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is any correlation between overseas end customers and the Company and related parties;

10. Check the account statements of the Issuer, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection.

After verification, the Reporting Accountant believes that the revenue of the Company from the sales with AXT is true, accurate and complete during the reporting period.

(V) The verification method, proportion and conclusion of terminal sales with sales revenue through AXT-Tongmei, and whether a third-party basis has been obtained.

For determining the authenticity of the sales revenue realized through AXT-Tongmei, the Reporting Accountant conducts the following verification procedures:

8-1-78

Exhibit 99.3

1. Understand the key internal control related to revenue through AXT-Tongmei, evaluate the internal control design, determine whether it has been implemented, and test the operation effectiveness of relevant internal control;

2. Check the main sales contracts, identify the terms related to the main risks of commodity ownership and remuneration/control transfer, and evaluate whether the revenue confirmation policy complies with the provisions of the Accounting Standards for Business Enterprises;

3. AXT-Tongmei is responsible for the sales of semiconductor substrate materials in overseas regions, and in most cases, the products are directly declared at the customs and delivered by the domestic entity to the sites designated by the customers; the intermediary performs sampling inspection of sales revenue realized through AXT-Tongmei, and checks the original contracts, invoices, customs declaration forms, logistics records, as detailed below:

In RMB0’000

Item	2021
Revenue covered by sampling	13,753.64
Revenue of sales through AXT-Tongmei	31,353.89
Coverage ratio	43.87%

4. Conduct a cut-off test on the sales situation before and after the balance sheet date, check the outbound delivery orders, customs declaration forms, packing lists, bills of lading, logistics forms, invoices and other documents, and check whether the revenue is intertemporal;

5. Implement analytical procedures, combine the revenue recognized through AXT-Tongmei with that recognized through AXT in 2021, and analyze the revenue recognized through AXT after looking through the end customers together with the same; check the fluctuations of revenue of end customers during the reporting period, and learn from the Issuer about the business cooperation background of new major end customers and the main reasons for revenue fluctuations;

6. Implement seeking confirmation for sales through AXT-Tongmei, as detailed below:

8-1-79

Exhibit 99.3

In RMB0’000

Item	2021
Amount covered by confirmation request letter①	29,235.75
Amount covered by reply②	20,618.08
Revenue of sales through AXT-Tongmei③	31,353.89
Proportion of amount covered by confirmation request letter in the revenue of sales through AXT-Tongmei④=①/③	93.24%
Proportion of revenue corresponding to the reply and after discrepancy adjustment⑤=②/①	70.52%
Revenue of alternative testing⑥	8,617.67
Proportion of alternative testing⑦=⑥/①	29.48%
Identifiable proportion⑧=⑤+⑦	100.00%

7. Obtain the sales details of domestic companies with AXT-Tongmei, obtain the Issuer’s E-port data, the declaration form of tax exemption, offset or rebate and approval notice, to confirm the accuracy and completeness of such sales details. Later, perform a closed-loop analysis through combining the sales volume of domestic companies to AXT-Tongmei, the sales volume of AXT-Tongmei to its end customers and AXT-Tongmei’s inventory of finished products at the end of the period, to confirm whether the closed-loop discrepancy is reasonable;

8. Interview with AXT-Tongmei’s customers, to see whether the products sold by the Company through AXT-Tongmei have been finally sold; during the reporting period, the amount covered by the interview and its proportion in revenue from sales of AXT-Tongmei are as follows:

In RMB0’000

Period	Amount covered by the interview	Revenue of sales through AXT-Tongmei	Proportion
2021	23,977.02	31,353.89	76.47%

9. Obtain the flow of AXT-Tongmei in 2021, and check whether all its receipts come from the end customer, and whether there are large and abnormal non-operating capital transactions with the issuer and related parties; in 2021, the income and corresponding payment collection of AXT-Tongmei are as follows:

In RMB0’000

Items	Amount

8-1-80

Exhibit 99.3

Sales revenue of AXT-Tongmei	31,353.89
Collected amount in 2021	19,863.84
Collected amount in January -April of 2022	7,986.06
Total collected amount	27,849.90
Proportion of Collected amount	88.82%

10. Check the credit reports and other publicly available information of AXT-Tongmei’s customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is any correlation between overseas end customers and the Company and related parties;

11. Check the account statements of the Issuer, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection;

After verification, the Reporting Accountant believes that the revenue of the Company from the sales with AXT-Tongmei is true, accurate and complete during the reporting period.

To sum up, the Reporting Accountant believes that the domestic and overseas revenue of the Company is true, accurate and complete during the reporting period.

Q5. Inventory

According to the reply to the first inquiry letter, (1) the book balance of the Issuer’s inventories increased significantly to RMB401,034,500 as at the end of 2021, which was partly because the Company has increased the procurement of raw materials due to the rising price of metal gallium and the short supply of germanium ingots in the market; (2) at the end of each period of the reporting period, the proportion of the Issuer’s provision for inventory depreciation to the inventory book balance was 8.76%, 4.87% and 4.92%, respectively.

The Issuer is required to further disclose: the accounting policy and specific

8-1-81

Exhibit 99.3

method for the provision for inventory depreciation, the method and basis for determining the net realizable value of inventories.

The Issuer is required to explain: (1) the specific composition, amount and provision for depreciation of the Company’s inventories as at the end of 2021; (2) whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials and whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period.

The Sponsor and the Reporting Accountant are required to explain: (1) the plan on the supervision of the domestic and overseas inventory counts, including the time and place, the personnel involved and the way of supervision; (2) the supervised amount and proportion for different types of inventories deposited in the domestic and overseas areas; (3) the method, proportion and conclusion of verification for the inventories deposited in the customers’ premises; (4) the procedures, proportion and conclusion of verification performed for the accuracy and basis of the valuation of different types of inventories.

Reply:

I. Further Disclosure by the Issuer

The Issuer has further disclosed the following information in “VI.(V).Inventories” in “Section VIII Financial Information and Management Analysis” of the Prospectus:

At the balance sheet date, inventories are measured at the lower of cost and net realizable value. If the cost of inventories is higher than the net realizable value, a provision for decline in value of inventories is recognized in the profit or loss for the current period. If factors that previously resulted in the provision for decline in value of inventories no longer exist so that the net realizable value of inventories is higher than their carrying amounts, the amount of the write-down is reversed. The reversal is limited to the amount originally provided for the provision for the decline in value of

8-1-82

Exhibit 99.3

inventories, and is recognized in the profit or loss for the current period. Provision for decline in value of inventories is made for auxiliary materials, semi-finished products and finished products aged more than one year, while a separate provision is made for separately identified deteriorated, damaged or unusable inventories.

Net realizable value refers to the estimated selling price in the ordinary course of business deducted by the estimated costs to completion, the estimated selling expenses and the related taxes. Provision for decline in values of inventories is made on the basis of individual inventory items/categories for raw materials and finished products.

1. Specific method for the provision for inventory depreciation:

The Issuer made a full provision for inventory depreciation on auxiliary materials aged more than one year, a net realizable value test for semi-finished and finished products aged more than one year if they have been purchased by other internal companies for use as the main material for production, and a full provision for inventory depreciation if they have not been purchased by other internal companies for use as the main material for production, according to the respective inventory categories in the accounts. In addition, the Issuer and its subsidiaries made a provision for inventory depreciation on other inventories based on the net realizable value test.

2. Method and basis for determining the net realizable value:

(1) Since the Issuer has made a full provision for inventory depreciation for auxiliary materials aged more than one year as well as semi-finished and finished products aged more than one year that have not been purchased by other internal companies for use as the main material for production, no further net realizable value test shall be performed for these inventories.

(2) The specific methods for determining the net realizable value of GaAs, InP, germanium polycrystals, single crystal and substrates classified as semi-finished products and unfinished products are as follows: for single crystals, the proportion of the current production input amount to the total substrate cost is used to determine the proportion of single crystal stage completion, and then the

8-1-83

Exhibit 99.3

amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from single crystal processing to the substrate, the possible selling expenses and related taxes. For polycrystals, the proportion of the current production input amount to the total single crystal cost is used to determine the proportion of polycrystalline stage completion, and then the proportion of single crystal stage completion is determined based on the aforementioned method, and then the amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from polycrystalline to single crystal and from single crystal to substrate, possible selling expenses and related taxes.

(3) For GaAs, InP and germanium substrates classified as unfinished products, the cost to be incurred to completion is estimated based on the approximate production volume of the processes in which they are used. The amount is recognized based on the ex-tax selling price around the balance sheet date, less the estimated costs to be incurred to completion, possible selling expenses and related taxes.

(4) For GaAs, InP and germanium substrates classified as finished products, the amount is recognized based on the ex-tax selling prices around the balance sheet date, less possible selling expenses and related taxes.

(5) Please refer to the above method for PBN-related products and high-purity metals and compounds, etc.

II. Explanations from the Issuer

(I) Specific composition, amount and provision for depreciation of the Company’s inventories as at the end of 2021

At the end of 2021, the Company’s inventory mainly consisted of semiconductor substrate materials, PBN crucibles, high-purity metals and compounds, as well as raw materials, semi-finished products and unfinished products used in various production

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Exhibit 99.3

processes, details of which are as follows:

In RMB0’000

Inventory category	Inventory breakdown	Book balance	Provision for impairment	Book value
Main materials of raw materials	Germanium ingots	1,329.18	-	1,329.18
	Red phosphorus	238.33	-	238.33
	Others	210.78	-	210.78
Auxiliary materials of raw materials	Packaging materials	1,152.72	85.17	1,067.55
	Cutting, grinding and polishing materials	886.31	74.75	811.56
	Quartz materials	580.80	4.39	576.41
	Chemical reagents	286.24	19.13	267.11
	Others	1,971.25	172.42	1,798.83
Total raw materials		6,655.61	355.86	6,299.75
Semi-finished products	GaAs polycrystal	3,237.52	0.94	3,236.58
	GaAs single crystal	2,663.58	57.02	2,606.56
	InP single crystal	2,150.32	185.45	1,964.87
	InP polycrystal	1,861.76	-	1,861.76
	Germanium wafers	1,466.14	265.97	1,200.17
	GaAs wafers	553.71	95.00	458.71
	Others	671.32	106.35	564.97
	Total semi-finished products	12,052.81	616.29	11,436.52
Unfinished products	GaAs single crystal	4,059.51	-	4,059.51
	High-purity metals and compounds	2,652.53	-	2,652.53
	InP single crystal	2,568.12	-	2,568.12
	Germanium single crystal	1,057.19	-	1,057.19
	GaAs wafers	994.92	32.81	962.11
	InP wafers	850.81	-	850.81
	Others	579.93	-	579.93
	Total unfinished products	12,763.01	32.81	12,730.20
Goods in stock	PBN crucibles	2,455.07	370.12	2,084.95
	InP substrates	1,745.68	-	1,745.68

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Exhibit 99.3

	GaAs substrates	1,246.80	313.41	933.39
	Germanium substrates	767.47	-	767.47
	Others	406.47	33.17	373.30
	Total goods in stock	6,621.49	716.70	5,904.80
Goods upon delivery	GaAs substrates	1,577.13	-	1,577.13
	Germanium substrates	266.88	-	266.88
	InP substrates	90.88	-	90.88
	PBN crucibles	75.63	-	75.63
	Total goods upon delivery	2,010.52	-	2,010.52
Total		40,103.45	1,721.66	38,381.78

1. As for the composition of inventories, at the end of 2021, the amount and proportion of semi-finished products and unfinished products were relatively high, with the total book value accounting for 62.97% of the book value of inventory, mainly due to the combined effects of the following: on one hand, affected by the rapid increase in the demand of the downstream application market, in 2021, the sales of various major products of the Company all showed a certain increase, further improving the Company’s operating rate and accelerating its production progress; on the other hand, the depletion of raw materials increased.

2. In terms of inventory age composition, at the end of 2021, the balance of inventory within one year was RMB376,140,000, accounting for 93.79%, which was relatively high, mainly due to the relatively high proportion of the Company’s products manufactured in a customized manner and the relatively fast rate of inventory depletion. During the reporting period, the inventory turnover ratio of the Company was 1.36, 1.52 and 1.60, respectively, which increased year by year. In addition, at the end of each phase of the reporting period, the finished products coverage for orders on hand was 501.33%, 731.11% and 452.44%, respectively, which were high and reflected adequate orders.

3. Regarding the provision for inventory depreciation, at the end of 2021, the amount of provision for depreciation of inventory aged more than one year was RMB13,754,300, accounting for 79.89% of the overall provision for inventory

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Exhibit 99.3

depreciation and 55.25% of the balance of inventory aged more than one year, which was a relatively high proportion of provision.

(II) Accrued provision for inventory depreciation

1. Basis for the accrued full provision of auxiliary materials aged more than 1 year

Among the inventories held by the Issuer, the auxiliary materials are mainly packaging materials, cutting, grinding, and polishing materials, quartz materials, chemical reagents and other auxiliary materials. The Issuer’s full accrued provision for inventory depreciation for auxiliary materials aged more than 1 year is mainly determined by the nature of the auxiliary materials.

Due to the high cleanliness requirements for the Issuer’s semiconductor substrate material products, the Issuer’s products also have high cleanliness requirements for auxiliary materials during the production and packaging processes, and the auxiliary materials are subject to dust and other possible contamination under the impact of the storage environment during the long-term storage. The longer the storage time, the greater the possibility of contamination. Thus, the Issuer believes that the possibility of contamination is extremely high for auxiliary materials that have not been used for over 1 year. Upon the occurrence of the contamination, the Issuer needs to clean the auxiliary materials, and the unit value of this part of the auxiliary materials is low. During the cleaning process, materials such as high-purity reagents with a high unit value need to be used; as a result, the cleaning cost may be higher than that of the direct replacement of materials.

In addition, compared with main materials during the production process, cutting, grinding, and polishing materials and chemical reagents are not chemically stable enough, and are subject to possible corrosion, deterioration and purity reduction, resulting in the failure to meet production needs. Therefore, for the long-term storage of cutting, grinding and polishing materials and chemical reagents, the Issuer believes that their quality has significantly declined compared to that at the time of purchase, and thus the quality requirements for production can hardly be met.

To sum up, it is reasonable for the Issuer to make full provision for inventory

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Exhibit 99.3

depreciation for auxiliary materials aged more than 1 year.

2. Basis for the full provision for semi-finished products and inventories aged more than 1 year that have not been claimed

For semi-finished products and inventories held by the Issuer aged more than 1 year, the Issuer arranges the production schedule based on its orders in hand but there are uncontrollable damage and other conventional damages during the production process; as a result, the Issuer will arrange more raw materials than those required by the orders. If the customer does not purchase products with the same parameters subsequently, as the product parameters are fixed and different customers have different requirements for product parameters, products of the corresponding models are hard to sell, resulting in poor sales.

The Issuer believes that as the Company’s products are mainly customized products, different customers have different requirements for product parameters, and due to the characteristics of semiconductor companies and the iteration risk in their products, products that have already been manufactured yet without any sales orders for a long time are unlikely to be sold in the future.

To sum up, it is reasonable for the Issuer to accrue full provision for inventory depreciation for semi-finished products and inventories aged more than 1 year.

3. Other inventories

Except the foregoing inventories, for other inventories, the Company recognizes the net realizable value and make provision for depreciation based on the tax-exclusive selling price of relevant finished products before and after the balance sheet date, less the estimated costs to be incurred, possible sales expenses and relevant taxes.

4. About comparable companies in the same industry

From the perspective of product composition, NSIG’s products are silicon substrate materials, SICC’s products are silicon carbide substrates, and the Company’s products are III-VI compound substrate materials. Their products are different, but the Company’s policy for the provision for inventory depreciation are not significantly different from that of NSIG and SICC. The specific comparison is as follows:

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Exhibit 99.3

Item	Issuer	SICC	NSIG
Method for the provision of Inventory depreciation

On the balance sheet date, inventories are measured at the cost or the net realizable value, whichever is lower. If the cost is higher than the net realizable value, the provision for inventory depreciation will be accrued to the current profits and losses. If the influencing factors of the previous provision for inventory depreciation have disappeared, so that the net realizable value of the inventory is higher than its book value, the previously written down amount will be recovered within the originally amount of provision of inventory depreciation, and the amount reversed will be accrued to the current profits and losses.

The Company evaluates the inventories at the end of the reporting period based on the market demand, product technical indicators and estimated selling prices

Inventories are evaluated, and a provision for inventory depreciation is made if the inventory is lower than the net realizable value.

During the reporting period, the balance of inventories on the balance sheet date is measured at the cost or the net realizable value, whichever is lower. If the cost is higher than the net realizable value on the balance sheet date, the provision for inventory depreciation will be accrued to the current profits and losses.

Provision by inventory age

For auxiliary materials aged more than 1 year, a full provision for inventory depreciation will made. If the semi-finished products and finished products aged more than 1 year have been purchased by other companies within the group as main materials for production, net realizable value testing will be conducted. For those that have not been purchased by other companies within the group as main materials for production, a full provision

For finished products aged more than 2 years, due to the characteristics of semiconductor companies and the iteration risk in their products, the Company prudently determines that its net realizable value is 0, and makes a full provision for depreciation for relevant products.

N/A

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Exhibit 99.3

for inventory depreciation will be made.
Separate provision	Separate provision for separately identified deteriorated, damaged or unusable inventories	N/A

Carry out inventory check to confirm whether there are any damaged, unsalable and other inventories that cannot be sold or used. If there are any, the net realizable value of the inventories will be recognized as zero

Method for the recognition of net realizable value

(1) As the Issuer has made a full provision for inventory depreciation for auxiliary materials aged more than 1 year, semi-finished products and finished products aged more than 1 year that have not been purchased by other companies within the group as main materials for production, these inventories are no longer subject to net realizable value testing.

(2) The specific method for the determination of the net realizable value of GaAs, InP, germanium polycrystals, single crystals and substrates classified as semi-finished products and goods in process in the account book is as follows: For single crystals, the completion proportion at the single crystal stage is determined according to the proportion of the current production cost to the total cost of the substrates, and the estimated cost for

For finished products, materials for sale and other inventories directly for sale, during the normal production and operation processes, the net realizable value of inventories is the estimated selling price of the inventory less the estimated selling expenses and the relevant taxes; for material inventories that need to be processed, in the normal production and operation processes, the net realizable value is the estimated selling price of the finished product produced less the estimated cost to be incurred upon completion, the estimated sales expenses and the relevant taxes; for inventories held for the performance of sales contracts or labor contracts, the net realizable value is based on the contract prices, and if the quantity of the inventories held is more than the that ordered under the sales contracts, the net

The net realizable value of inventories is the estimated selling prices of the inventories less the cost to be incurred upon completion, the selling expenses and the relevant taxes.

(1) Carry out inventory check to confirm whether there are any damaged, unsalable and other inventories that cannot be sold or used. If there are any, the net realizable value of the inventories will be recognized as zero.

(2) For finished products and other inventories that are directly for sale, during the normal production and operation processes, the net realizable value is the estimated market prices of the inventories less the estimated sales expenses and the relevant taxes.

(3) For materials and raw materials for commissioned processing that need to be processed, during the normal production and

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Exhibit 99.3

processing the single crystals to substrates, the possible selling expenses to be incurred and the relevant taxes are deducted from the tax-exclusive selling price of the substrates before and after the balance sheet date; for polycrystals, the completion proportion at the polycrystalline stage is determined according to the proportion of the current production cost to the total cost of the single crystals, the completion proportion at the single crystal stage is determined by the foregoing method, and finally the estimated costs for processing the polycrystals to single crystals and processing the single crystals to substrates, the possible selling expenses to be incurred and the relevant taxes are deducted from the tax-exclusive selling price of the substrates before and after the balance sheet date.

(3) For GaAs, InP, germanium substrates, etc. that are classified as goods in process in the account book, the cost to be incurred upon completion is estimated based on the approximate output of the process where they are involved. It is recognized on the basis of the tax-exclusive selling price realizable value of the excess inventories is calculated on the basis of the general sales prices.

operation processes, the net realizable value is the estimated market price of the finished products that are manufactured less the estimated costs to be incurred upon completion, the estimated sales expenses and the relevant taxes.

(4) For finished products held and commodities delivered for the performance of signed sales orders, the net realizable value is calculated on the basis of the order prices.

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Exhibit 99.3

before and after the balance sheet date less the estimated cost upon completion, the possible sales expenses to be incurred and the relevant taxes.

(4) For GaAs, InP, germanium substrates, etc. classified as finished products in the account book, it is recognized according to the tax-exclusive selling price before and after the balance sheet date less the possible sales expenses to be incurred and the relevant taxes.

(5) For PBN-related products and products such as high-purity metals and compounds, the above methods should be referred to.

In terms of the inventory depreciation provision policy, there are no significant differences  between the Company and comparable companies in the same industry, which is demonstrated by: compared to SICC, there is a circumstance where deprecation for long-aged inventories is prudently accrued, while the Company makes a full provision for inventory depreciation for relevant inventories aged more than 1 year according to the characteristics of its own products, while SICC chooses inventories aged more than 2 years; compared to NSIG, for deteriorated, damaged or unusable inventories after individual identification, both the Issuer and NSIG make a full provision. In addition, there are no significant differences between the subjects in the method for determining the net realizable value.

To sum up, the Company has formulated a reasonable inventory depreciation policy in accordance with the Accounting Standards for Business Enterprises as well as characteristics of its own products and conditions of the industry, which is reasonable

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Exhibit 99.3

and is not significantly different from that of comparable companies in the same industry.

(III) About the post-period depletion of inventories

As of May 31, 2022, the depletion of the Company’s inventories at the end of each phase of the reporting period is as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2019
Book balance of inventory	40,103.45	29,919.80	26,929.21
Post-period carried-forward amount	33,366.36	28,737.71	26,013.41
Post-period carry-forward rate	83.20%	96.05%	96.60%

(IV) Whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials and whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period.

The main raw materials required for the Company’s production include gallium, germanium ingots, quartz materials, high-purity arsenic, InP polycrystals, boron trichloride, etc. The changes in the purchase prices of the above raw materials during the reporting period are as follows:

In RMB/kg

Item	January - April 2022		2021		2020		2019
	Unit price	Change	Unit price	Change	Unit price	Change	Unit price
Gallium	2,266.37	24.32%	1,823.03	80.45%	1,010.25	12.69%	896.50
Germanium ingots	7,601.22	8.46%	7,008.32	12.42%	6,234.17	-3.31%	6,447.44
Quartz materials	457.55	3.06%	443.95	-4.38%	464.29	-4.74%	487.41
High-purity arsenic	958.70	14.76%	835.39	-0.17%	836.79	0.21%	835.06
Boron trichloride	123.85	-9.09%	136.24	13.17%	120.39	-14.71%	141.14

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Exhibit 99.3

InP polycrystals	6,764.56	-1.06%	6,837.00	-6.37%	7,301.99	-8.58%	7,987.13

Note: Data for January-April 2022 is unaudited.

It can be seen from the aforesaid table that the purchase unit price of gallium showed a significant increase as a whole during and after the reporting period; the price of germanium ingot has increased since 2021; the price of high-purity arsenic has been basically the same in the past three years, and has increased after the period; the prices of quartz materials and boron trichloride have fluctuated, while that of InP polycrystals has declined slightly year by year. The main production uses of each main raw material are as follows:

Main raw material	Main corresponding products
Gallium	GaAs substrates, high-purity gallium, gallium compounds
Germanium ingots	Germanium substrates
Quartz materials	InP substrates, GaAs substrates, germanium substrates
High-purity arsenic	GaAs substrates
Boron trichloride	PBN crucibles
InP polycrystals	InP substrates

1. Whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials

(1) The impact of the increase in the price of gallium on the cost and selling price of GaAs substrates

The increase in the price of gallium has less impact on the cost and selling price of GaAs substrates, which was mainly due to:

1) Low proportion of gallium in the cost composition

In terms of cost composition, the proportion of semiconductor substrate materials in the direct materials is relatively low. In 2021, the Company’s GaAs substrates accounted for 43.88% of direct materials, while the direct material proportion in the cost composition of NSIG was 44.25% and that of SICC was 35.46%, according to the 2021 annual reports of comparable listed companies in the same industry.

As for the composition of direct materials, the main direct materials consumed in

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Exhibit 99.3

the production of GaAs substrates include gallium, high-purity arsenic, quartz materials, crucibles for crystal growth (mainly produced from boron trichloride and liquid nitrogen), chemical reagents, packaging materials and other materials. The proportion of gallium in the direct materials is also not high.

In the case that the price of gallium was relatively high in 2021, taking 2021 as an example, subject to other conditions remaining unchanged, the sensitive impact of the purchase unit price of gallium increasing/decreasing by 10% and 20% on GaAs substrates and the Company’s total costs and gross margin in 2021 is analyzed as follows:

Item in 2021	Unit price of gallium
	+20%	+10%	0	-10%	-20%
Revenue of GaAs substrates	25,547.46	25,547.46	25,547.46	25,547.46	25,547.46
Cost of GaAs substrates	19,955.94	19,482.36	19,008.77	18,535.18	18,061.60
Gross margin of GaAs substrates	21.89%	23.74%	25.59%	27.45%	29.30%

It can be seen from the aforesaid table that the fluctuation of the purchase unit price of gallium has little impact on the GaAs substrates’ cost and gross margin if other conditions remain unchanged. Similarly, the offer price of GaAs substrates will not fluctuate significantly due to the price fluctuation of gallium.

2) Lagging impact of the increase in the price of raw materials

According to the market law, the price of raw materials will cause the price change of end products to a certain extent, but such impact takes some time, so the price increase of end products often lags behind; in addition, the selling price of GaAs substrates will be locked in advance according to the orders between the Company and customers. In 2021, with a significant increase in the price of gallium, due to the relatively low labor costs and gas power costs and other prices in Baoding, Hebei and Chaoyang, Liaoning, coupled with the increasing operating rate, the gross profit margin of our GaAs substrate products maintained at 25.59%. There is still certain room for the gross margin to increase in the future as the price gradually affects the end products.

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Exhibit 99.3

(2) The impact of the increase in the price of gallium on the cost and selling price of high-purity gallium and gallium compounds

High-purity gallium is mainly obtained by purification of gallium, while gallium compounds are produced from chemical reaction of high-purity gallium with other elements, and gallium is the main material required for the production of the above products.

Concerning cost composition, with the significant increase in the purchase price of gallium in 2021, the proportion of direct materials in the cost composition of high-purity gallium and gallium compounds rose to 96.38%. Therefore, the increase in the price of gallium has a greater impact on the cost and selling price of high-purity gallium and gallium compounds.

With the price increase of gallium, the unit price of high-purity metal and compounds increased by 17.62% and 55.91%, respectively during the reporting period. The overall rising trend is consistent with that of gallium, but the rate of increase is different. Due to the price impact on end products and locked order price in advance, the unit price of high-purity metal and compounds increased less than the price increase of gallium in 2021, and its gross margin decreased to 10.26% from 17.14% in 2020, but it still saw a certain profitability prospect. And in the future, as the price impact is further transmitted to the end products, its gross margin still has some room for recovery.

(3) The impact of the increase in the price of germanium ingots on the cost and selling price of germanium substrates

From January to March 2022, the average unit price of germanium substrates decreased by 3.12% (unaudited) compared to 2021, while the raw material germanium ingots remained on an upward price trend. Based on the above, the Company conducted a net realizable value test of the germanium substrates at the end of 2021 in conjunction with the prices around the balance sheet date at the end of 2021, details of which are as follows:

In RMB0’000

Item	At the end of 2021

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Exhibit 99.3

Book amount of finished products	767.47
Expected sales revenue	784.72
Estimated selling expenses and taxes	12.71
Net realizable value	772.01
Relation	Book value < Net realizable value
Impaired or not	No

Upon test, the net realizable value of germanium substrates was greater than the book value at the end of 2021, and no impairment occurred. Therefore, the net realizable value of raw materials, unfinished products and semi-finished products held for production, and finished products used for production were greater than their book value, and there was no obvious indication of impairment.

(4) Adequate provision for inventory depreciation

In conclusion, the price fluctuation of gallium has a small impact on the cost and selling price of GaAs substrates; in the event of a significant price increase of gallium in 2021, the Company’s GaAs substrates, high-purity metal and compound products still have a certain profitability prospect in the current period, and there is no significant increase in the price of related raw materials after the period. Therefore, the Company has made adequate provision for inventory depreciation on the above products and related semi-finished products, unfinished products and raw materials.

In 2021, influenced by the short supply of germanium ingots and other factors, the Company also increased the purchase of germanium ingots on this basis, resulting in a relatively high amount of germanium ingots at the end of 2021, but the purchase cost did not show any significant and substantial increase, and after testing, there was no indication of impairment for germanium substrate products at the end of the period. In addition, the main raw materials such as quartz materials, high-purity arsenic, boron trichloride and InP polycrystals have not experienced significant price increases during and after the reporting period, and the impact on the end products is relatively small.

In summary, fluctuations in the market prices of main raw materials will not significantly increase the corresponding costs of finished products of the Company, and the Company will also adjust the prices negotiated with customers for end products in

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Exhibit 99.3

8-1-98

Exhibit 99.3

accordance with the fluctuations in raw material prices. The prices and costs of the Company’s products of the same type have not been inverted around the balance sheet dates during the reporting period, and the Company has made adequate provision for the depreciation of goods in stock and other types of inventories.

2. Whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period

The main products of the Company include semiconductor substrate materials, PBN crucibles and high-purity metals and compounds. Inventories are mainly composed of the above finished products as well as semi-finished products, unfinished products and raw materials related to the production of the above products. Therefore, the net realizable value of inventory at the end of the period is determined mainly based on the selling prices of the above-mentioned end products.

As of the date of this reply, there are no adverse factors that significantly affect the net realizable value of inventories, details of which are as follows:

(1) Sound market development and stable cooperation with customers

Up to now, the market demand for the Company’s main products is on the rise, and the Company has maintained good cooperation with its major customers, with sales of most products further improving year-on-year, details of which are as follows:

In RMB0’000

Item	January - March 2022	January - March 2021	Increase
InP substrates	9,823.95	4,788.77	105.15%
GaAs substrates	7,491.52	5,599.62	33.79%
Germanium substrates	2,697.56	2,159.04	24.94%
PBN crucibles	1,920.27	1,199.56	60.08%
High-purity metals and compounds	2,477.58	2,871.51	-13.72%
Others	853.56	1,165.41	-26.76%
Total revenue from main business	25,264.44	17,783.91	42.06%

Note: The above data is unaudited

8-1-99

Exhibit 99.3

In 2022, the Company further expanded the production of GaAs substrates, resulting in increasing internal procurement of high-purity metals and compounds. As there is no significant change in the year-over-year production capacity of high-purity metals and compounds, the Company will give priority to meet internal use. Considering the internal procurement, the sales revenue of high-purity metals and compounds from January to March 2022 was RMB43,054,300 (unaudited), which is basically consistent with the revenue of RMB43,772,400 (unaudited) from January to March 2021, and the overall sales in the market is stable.

(2) Stable selling prices of main products and increasing prices of some products

Due to market supply and demand, raw material price transmission and business negotiations with customers, the selling prices of the Company’s main products have maintained stability with a rising momentum, details of which are as follows:

Item	January - March 2022	2021	Change
InP substrates (RMB/piece)	1,459.75	1,196.23	22.03%
GaAs substrates (RMB/piece)	439.50	437.66	0.42%
Germanium substrates (RMB/piece)	278.76	287.74	-3.12%
PBN crucibles (RMB/piece)	4,775.32	5,318.45	-10.21%
High-purity metals and compounds (RMB0’000/ton)	194.41	148.07	31.30%

Note: Data for January-March 2022 are unaudited

From January to March 2022, the average selling price of PBN crucibles decreased, mainly due to the increase in the proportion of sales of small-sized PBN crucibles and the relative decrease in the overall unit price as a result of orders from downstream customers.

(3) No significant increase in labor costs and gas power costs

According to the Company’s labor costs after the reporting period and the prices of water, electricity and gas in each production area, there was no significant increase in the above related costs after the reporting period.

To sum up, as of the date of this reply, there are no adverse factors that significantly affect the net realizable value of inventories.

8-1-100

Exhibit 99.3

(V) Completeness of purchase, sales and inventory of raw materials

The main raw materials of InP substrates are InP polycrystals synthesized by red phosphorus and high-purity indium, of which some InP polycrystals are purchased by the Company and meanwhile some are synthesized by itself using purchased red phosphorus and high-purity indium. The main raw materials of GaAs substrates are GaAs polycrystals synthesized by high-purity arsenic and high-purity gallium, of which high-purity arsenic is obtained through purchase, and high-purity gallium is obtained through self purification of metal gallium. The main raw materials of GaAs substrates are purchased germanium ingot. At the same time, the high-purity gallium purified by the Company is also sold externally.

The current consumption is calculated according to the opening quantity, purchase quantity and closing quantity of relevant raw materials, and the unit consumption is calculated by dividing the consumption by the output of finished or semi-finished products. The results are as follows:

1. InP substrate

(1) The unit consumption of red phosphorus for producing each kilogram of InP polycrystal is 0.30kg, 0.30kg and 0.29kg respectively, which is relatively stable. The unit consumption of high-purity indium for producing each kilogram of InP polycrystal is 0.87 kg, 0.83 kg and 0.86 kg respectively. The unit consumption of high-purity indium in 2021 was relatively low mainly because the fact that some InP polycrystals were still in production in 2019 and 2021, after considering the factor of which, such figure in 2019 and 2021 will be 0.85 kg. The above indicators are slightly higher than the molar mass ratio of phosphorus atom and indium atom in the indium phosphide molecular formula, which is mainly due to the large actual loss caused by production residues and subsequent grinding, etc.. The actual unit consumption is basically consistent with that described in the paper titled Synthesis, Growth and Characteristics of InP Crystals (a doctoral dissertation written by SUN Niefeng of Tianjin University).

(2) The mass of InP polycrystals required for producing each 10,000 pieces of InP

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Exhibit 99.3

substrates (converted into 2 inches) is 175.85kg, 174.83kg and 175.62kg respectively, which is relatively stable, and is basically consistent with the theoretical consumption of InP polycrystals i.e. 173.23kg per 10,000 pieces of InP substrates calculated by the Company taking into account of each procedure according to the standard product parameters of each product and under the general stable production process.

2. GaAs substrate and high-purity gallium

(1) The unit consumption of metal gallium for producing each kilogram of high-purity gallium is 1.22kg, 1.30kg and 1.21kg respectively. The level in 2020 was higher, mainly because on the one hand, Nanjing Jinmei relocated its production line to Chaoyang Jinmei in 2019, and the production process was gradually debugged and restored in 2020, and on the other hand, high-purity gallium with higher purity at 7N level produced in 2020 accounted for a relatively high proportion, resulting in a comparatively large consumption.

(2) For producing each kilogram of GaAs polycrystal, the unit consumption of high-purity arsenic is 0.52kg, 0.55kg and 0.54kg, and the unit consumption of high-purity gallium is 0.48kg, 0.51kg and 0.50kg, respectively, which are relatively stable. The above indicators are basically consistent with the molar mass ratios of arsenic atom and gallium atom in gallium arsenide molecular formula.

(3) The mass of GaAs polycrystals required for producing each 10,000 pieces of GaAs substrates (converted into 2 inches) is 148.06kg, 146.74kg and 159.92kg respectively. The higher mass in 2021 is mainly due to the effect by the increase in the proportion of large-size (thicker) substrates and the decline in personnel proficiency after relocation of the production line. If based on the output of GaAs substrate of various sizes after they are converted into 2 inches during the reporting period, and in light of the theoretical consumption, the unit consumption of GaAs polycrystals required for the production of each 10,000 pieces of 2-inch GaAs substrate will arrive at 146.93kg, with less discrepancy from the actual unit consumption.

3. GaAs substrate

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Exhibit 99.3

The mass of germanium ingots required for producing each 10,000 pieces of Germanium substrates (converted into 2 inches) is 55.35 kg, 60.47kg and 57.09kg respectively. The level in 2020 is relatively high, mainly because the Company’s downstream customers put forward higher requirements for the dislocation density of products that year, resulting in an increase in the loss of germanium ingots during the production in order to ensure the low dislocation density requirements of substrate products. If based on the output of Germanium substrate of various sizes after they are converted into 2 inches during the reporting period, and in light of the theoretical consumption, the unit consumption of germanium ingots required for the production of each 10,000 pieces of 2-inch Germanium substrate will arrive at 61.83kg, with less discrepancy from the actual unit consumption.

To sum up, the consumption of raw materials for the production of each unit of substrates is relatively stable. In light of the Issuer’s inventory count at the end of the reporting period, the procurement of each period in the reporting period, the collection, sales and closing balance of finished products, and the carry-forward cost, the Issuer’s raw materials purchase, sales, and inventory during the reporting period are complete.

(VI) Related-party purchases

During the reporting period, related-party purchases are as follows:

Unit: 0’000

Related party	Transaction	2021		2020		2019
		Amount	Proportion in operating cost	Amount	Proportion in operating cost	Amount	Proportion in operating cost
AXT	High-purity arsenic and other raw materials	779.53	1.39%	2,178.75	5.03%	1,020.97	2.74%
Xing’an Gallium	Metal gallium	6,366.75	11.34%	3,075.53	7.10%	609.98	1.64%
Dongfang Hi-purity	High-purity arsenic, etc	380.63	0.68%	906.54	2.09%	789.97	2.12%

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Exhibit 99.3

Tongli Germanium	Germanium ingot	469.50	0.84%	-	-	764.57	2.05%
Beijing Jiya	Metal gallium	692.57	1.23%	-	-	-	-
Jiamei Hi-purity	High-purity arsenic	88.65	0.16%	-	-	-	-
Total		8,777.63	15.64%	6,160.82	14.22%	3,185.49	8.55%

Note: The amount on purchase from Dongfang Hi-purity includes the amount on purchase from Donghai Juqing Trading Co., Ltd. controlled by LI Bo, the actual controller of Dongfang Hi-purity.

During the reporting period, the Company purchased raw materials from related parties such as AXT, Xing’an Gallium, Dongfang Hi-purity, Tongli Germanium and Beijing Jiya. The comparison of the price of raw materials purchased from related parties and non-related parties is as follows:

Unit: RMB/kg

Item		2021	2020	2019
Metal gallium	Price of metal gallium purchased from Xing’an Gallium	1,800.50	965.14	870.41
	Discrepancy of purchase price from non-related parties	-2.20%	-8.66%	-7.74%
	Price of metal gallium purchased from geeya	1,822.54	-	-
	Discrepancy of purchase price from non-related parties	-1.00%	-	-
	Price of metal gallium purchased from non-related parties	1,840.95	1,056.65	943.48
High-purity arsenic	Purchase price of high-purity arsenic from Dongfang Hi-purity	755.92	788.28	801.92
	Discrepancy of purchase price from non-related parties	-11.89%	-22.85%	-19.51%
	Purchase price of high-purity arsenic from Jiamei Hi-purity	929.20	-	-

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Exhibit 99.3

	Discrepancy of purchase price from non-related parties	8.31%	-	-
	Purchase price of high-purity arsenic from non-related parties	857.94	1,021.79	996.30
Germanium ingot	Purchase price of germanium ingots from Tongli Germanium	8,015.33	-	6,358.11
	Price of germanium ingots purchased from non-related parties	6,910.10	-	6,480.62
	Discrepancy of purchase price from non-related parties	15.99%	-	-1.89%

1. During the reporting period, the Company purchased high-purity arsenic and other raw materials through AXT, with the transaction amount of RMB10.2097 million, RMB21.7875 million and RMB7.7953 million respectively. The main reason why the Company purchased raw materials through AXT lies in that AXT is a U.S. enterprise which is more convenient to purchase products from suppliers in the U.S. and Japan.

The Company purchased raw materials from AXT at the price which is the same as that for AXT to purchase them from its suppliers, without involving any obvious unfairness in price in related-party transactions.

Since March 2021, AXT-Tongmei has been the main entity for overseas procurement, and the Company has no longer purchased raw materials through AXT.

2. During the reporting period, the Company purchased metal gallium from its invested company Xing’an Gallium, with the amount of RMB6.0998 million, RMB30.7553 million and RMB63.6675 million respectively. A stable supply of metal gallium can be guaranteed given Metal gallium is extracted from bauxite and Xing’an Gallium is located in Xiaoyi City, Shanxi Province which is close to alumina enterprises.

The Company purchased metal gallium from Xing’an Gallium based on a market-oriented price without significant discrepancy from the purchase price of non-related parties, so there is no obvious unfairness in price in related-party transactions.

3. During the reporting period, the Company purchased high-purity arsenic from Dongfang Hi-purity, an invested company of it, with the transaction amount of RMB7.8997 million, RMB9.0654 million and RMB3.7701 million respectively.

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Exhibit 99.3

Dongfang Hi-purity has a mature technology for arsenic production, with stable product quality. However, the Company has no longer purchased high-purity arsenic from Dongfang Hi-purity since June 2021 because the latter’s production permit has expired and the new permit is still pending. In the second half of 2021, the Company purchased a small volume of welding rods from Dongfang Hi-purity.

The Company mainly purchased high-purity arsenic from Dongfang Hi-purity and Jiamei Hi-purity, as well as from overseas supplier YONEDA CORPORATION through AXT. The high-purity arsenic imported has a slightly higher quality than  that from domestic enterprises, whose price (including customs duties, customs declaration fees, logistics, inspection, storage and other expenses) is higher than the domestic purchase price as a whole. A market-oriented price was adopted by the Company for the purchase of arsenic from Dongfang Hi-purity, without obviously unfair price in the related-party transactions.

4. In 2019 and 2021, the Company purchased germanium ingots from Tongli Germanium, an invested company of AXT, with the amount of RMB7.6457 million and RMB4.695 million respectively. Germanium usually exists in silicate mines, sulfide mines and various types of coal mines of various metals in a dispersed state. Tongli Germanium, located in Xilingol, Inner Mongolia Autonomous Region, was once an important domestic enterprise for smelting and purifying germanium containing lignite. Since 2020, Tongli Germanium has not carried out production due to environmental problems, and the Company has not purchased products from Tongli Germanium in 2020.

The price of germanium ingots purchased by the Company from Tongli Germanium was market-oriented. In 2021, such price had a discrepancy from the purchase price of the non-related parties principally because the purchase from Tongli Germanium in 2021 was mainly concentrated in December when the germanium ingots had a highest price throughout the year, which, nevertheless, was basically consistent with the average unit price of germanium ingots, i.e. RMB8,091.58/kg, in December indicated by ASIAN METAL. As such, there is no obvious unfairness in the price of

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Exhibit 99.3

germanium ingots purchased by the Company from Tongli Germanium in the related-party transactions.

5. In 2021, the Company purchased gallium from Beijing Jiya, an invested company of AXT, for an amount of RMB6.9257 million. Beijing Jiya extracts metal gallium from the Alumina Bayer Process Solution using advanced ion exchange technology, with a high product quality. Since 2021, the Company has purchased some metal gallium from Beijing Jiya.

The price of metal gallium purchased by the Company from Beijing Jiya was market-oriented, which has no significant discrepancy from the purchase price of the non-related parties, without involving any obviously unfair price in the related-party transactions.

6. In 2021, the Company purchased arsenic and other raw materials from Jiamei Hi-purity, an invested company of AXT, for an amount of RMB886,500. Jiamei Hi-purity is primarily engaged in the production and sales of high-purity arsenic, resuming its production and operation in 2021.

The price of high-purity arsenic purchased by the Company from Jiamei Hi-purity was market-oriented, which had no significant discrepancy from the purchase price of non-related parties, without involving any obviously unfair price in the related-party transactions.

During the reporting period, the related-party purchases between the Company and the related parties occurred on a necessary and reasonable basis, at a fair transaction price having no significant discrepancy from the market price for the corresponding period, without any tunneling or adjustment of profits through related-party transactions, which have no material effect on the Company’s financial status and operating results.

III. Explanations from the Sponsor and the Reporting Accountant

The Reporting Accountant has verified the Issuer’s inventory at the end of 2020 and 2021, and the distribution of the Company’s inventory at the end of each of the

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Exhibit 99.3

reporting periods is as follows:

In RMB0’000

Item	At the end of 2021		At the end of 2020		At the end of 2019
	Onshore	Offshore	Onshore	Offshore	Onshore	Offshore
Original value of inventories at the end of the period	37,309.05	2,794.40	29,906.65	13.15	26,929.21	-
Including: offshore inventories of the Issuer	37,255.92	783.88	29,792.14	-	26,821.40	-
Goods upon delivery	-	2,010.52	64.85	13.15	-	-
Inventories deposited in third-party warehouses	53.13	-	49.66	-	107.81	-

1. Onshore inventories of the Issuer

Our inventories mainly are those stored at our own plants. At the end of each of the reporting periods, the balance of this type of inventory was RMB 269,292,100, RMB297,921,400, and RMB372,559,200, respectively, accounting for 99.60%, 99.57%, and 92.90% of the total inventory, respectively. The Reporting Accountant has supervised the counts of this type of inventory at the end of 2020 and 2021.

At the end of 2021, the amount of inventory deposited in AXT-Tongmei, a subsidiary of the Company, was RMB7,838,800, accounting for 1.95% of the inventory balance at the end of 2021, with a relatively low percentage. The Reporting Accountant has verified the inventory by adopting post-period test.

2. Goods upon delivery

At the end of each of reporting periods, the total amount of goods upon delivery of the Company was RMB0, RMB780,000, and RMB20,105,200, accounting for 0%, 0.04%, and 5.01% of the inventory balance at the end of each period, respectively. The goods upon delivery were mainly inventories on consignment at customers. The Reporting Accountant has verified the inventories by adopting post-period test upon issuing letters to the customers related to the goods upon delivery at the end of 2020 and 2021.

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Exhibit 99.3

3. Inventories deposited in third-party warehouses

At the end of each of reporting periods, the balance of the Company’s inventories deposited in third-party warehouses was RMB1,078,100, RMB496,600 and RMB531,300, respectively, accounting for 0.40%, 0.317% and 0.13% of the inventory balance at the end of each period. The Reporting Accountant has verified the inventories by issuing verification letters to the third-party warehouses.

(I) Plan on the supervision of the domestic and overseas inventory counts, including the time and place, the personnel involved and the way of supervision;

The Issuer conducted inventory counts for the year 2020 and the year 2021 from January 1 to 3, 2021, and December 25 to 31, 2021, respectively, covering raw materials, unfinished products, semi-finished products and goods in stock deposited in the Issuer’s warehouse, and confirmed the quantity of goods upon delivery deposited with customers through reconciliation with consignment customers.

1. Domestic inventory

The Reporting Accountant executed supervision procedures for the Issuer’s inventory counts at the end of 2020 and 2021. The intermediary obtained the inventory counts plan of the Issuer before the supervision, and the Company processed all the outgoing and incoming orders one day before the inventory count, and stopped the inventory movement during the inventory count. If the unfinished products complete the production step during the inventory count, the transfer to the next production step is suspended. The specific supervision plan is as follows:

Item	Raw materials	Semi-finished products	Finished products	unfinished products
Time	End of 2020: January 1 to 3, 2021; End of 2021: December 25 to 31, 2021
Place

Beijing Tongzhou Warehouse of Beijing Tongmei, Hebei Dingxing Warehouse of Baoding Tongmei, Liaoning Kazuo Warehouse of Chaoyang Tongmei, Liaoning Kazuo Warehouse of Chaoyang Jinmei, and Beijing Tongzhou Warehouse, Tianjin Baodi Warehouse and Liaoning Kazuo

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Exhibit 99.3

Warehouse of Beijing Boyu
Personnel involved	The Reporting Accountant, warehouse personnel, finance personnel and other supporting persons
Way

When supervising the inventory counts, we observe the execution of the Issuer’s inventory counts plan, and randomly select samples based on the warehouse number during the supervision process to conduct two-way inventory counts of raw materials, semi-finished products and finished products from accounts to physical and from physical to accounts. We also pay attention to the status of inventory, whether there is any inventory breakage, backlog, etc., and register the inventory in abnormal status.

When supervising the inventory counts, we observe the execution of the Issuer’s inventory counts plan and randomly select samples during the supervision process to conduct two-way inventory counts from account to physical and from physical to account based on the work order number of unfinished products.

Procedures

(1) Before the supervision, obtain information about inventory counts, prepare the inventory counts plan, observe the site before inventory counts, and observe whether there is a separation between the scope of inventory counts and the scope of non-inventory counts; (2) During the supervision, implement observation and other procedures to verify that all warehouses of the Company have been included in the scope of inventory counts; for warehouses that are not included in the scope of inventory counts, identify the reasons for non-inclusion, and observe whether inventory personnel are performing their duties during the inventory counts and whether they have accurately recorded the inventory counts results; (3) Test the accuracy of the inventory records by selecting items from the inventory records and tracing them to the physical inventory. Select items from the physical inventory and trace them to the inventory records to test the completeness of the inventory count. For unfinished products, check the production records of each in-process item and check the production status in the field; (4) Check the incoming and outgoing documents before and after the inventory count date to check the inventory cut-off.

Supervision of inventory counts

The percentage of supervision of domestic inventory counts was 81.34%, and 75.25% at the end of 2020 and 2021, respectively, and external confirmation procedures have been implemented for inventories deposited in third-party warehouses.

Conclusion

1. The instructions used by the management to control inventory counts have been consistently carried out, and the inventory count procedures established by the management have been effectively implemented;

2. The small discrepancy between the inventory accounts and the actual condition is due to the sporadic production for temporary use. The results of the Company’s inventory counts can accurately reflect the actual

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Exhibit 99.3

inventory balance.

2. Overseas inventory

At the end of 2020 and 2021, the balance of the Company’s overseas inventory was RMB131,500 and RMB27,944,000, respectively, which mainly consisted of goods upon delivery from consignment customers and goods in stock deposited in AXT-Tongmei. The Reporting Accountant has verified the inventories by issuing confirmation letters to the customers related to the goods upon delivery in the overseas inventories at the end of 2021, and in conjunction with post-period test, details of which are as follows:

Item	At the end of 2021
	Amount	Proportion
Amount of goods upon delivery on the confirmation letters	1,651.70	59.11%
Amount subject to the post-period test	2,794.40	100.00%
Total	2,794.40	100.00%

Note: The total amount and proportion have excluded the effect of duplicated parts of different verification procedures.

(II) The supervised amount and proportion for different types of inventories deposited in the domestic and overseas areas;

As for the overseas inventories, since they are mainly goods upon delivery from consignment customers, the amount and proportion of the inventory deposited in AXT-Tongmei is relatively low, coupled with the pandemic and other factors, the Reporting Accountant did not perform the supervision procedure, but used the post-period test to verify the inventories. For details, please refer to “(1). 2. Overseas Inventories” in the reply to this question.

The domestic inventories consist of inventories at our own plants and inventories deposited in third-party warehouses. The supervised amount and proportion for different types of inventories by the Reporting Accountant are as follows:

In RMB0’000

Inventory counts supervision and external confirmation	At the end of 2021		At the end of 2020
	Amount	Proportion	Amount	Proportion

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Exhibit 99.3

Inventory counts supervision at our own plants	28,073.61	75.25%	24,325.62	81.34%
External confirmation from third-party warehouses	53.13	100.00%	49.66	100.00%
Total	28,126.74	75.39%	24,375.28	81.50%

(III) The way, proportion and conclusion of verification for the inventories deposited in the customers’ premises;

In March 2021, the switch of sales operations and customers to AXT-Tongmei resulted in three new consignment customers of the Issuer, namely Osram, Broadcom and Sumika Electronic Materials, Inc.

In 2021, in response to the demand of our customer Freiberger, our subsidiary Beijing Boyu adjusted its sales model to a consignment model in consensus with it.

As a result, starting in 2021, the Issuer began to have inventories on deposit with customers.

The Reporting Accountant performed video interviews and external confirmation procedures for the inventories deposited with customers to ensure that the Issuer’s inventories deposited with customers are real, accurate in quantity and commercially rational.

The Reporting Accountant confirmed through video interviews that the transaction method and settlement method between the Issuer and the consignment customer are consistent with the sales contract, and confirmed that the transaction method between the Issuer and the consignment customer has reasonable commercial reasons. The verification ratios conducted by the Reporting Accountant through video interviews are as follows:

In RMB0’000

Item	At the end of 2021
Amount of inventories on consignment	1,771.39
Amount of inventories through video interviews	1,634.71
Ratio of inventories through video interviews	92.28%

The Reporting Accountant confirmed the transaction amount and other information between the Issuer and the consignment customers by sending external

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Exhibit 99.3

confirmations, and the closing consignment inventory details as of December 31, 2021, and confirmed that the varieties and quantities are consistent with the Issuer’s data. The verification ratios conducted by the Reporting Accountant through external confirmations are as follows:

Item	At the end of 2021
Amount of inventories on consignment	1,771.39
Amount on the external confirmations	1,708.29
Amount consistent with the reply	1,651.70
Ratio of consistency with the reply	93.24%

In addition, the Reporting Accountant performed post-period test procedures for all closing consignment inventories, and the proportion for test was 100%.

After verification, the Reporting Accountant is of the opinion that the Issuer’s inventories deposited with customers are real and accurate in quantity.

(IV) The procedures, proportion and conclusion of verification performed for the accuracy and basis of the valuation of different types of inventories.

For the accuracy of the valuation of different types of inventories of the Issuer, the Reporting Accountant performed the following verification procedures:

1. Understand the key internal controls related to procurement payment and evaluate whether the relevant internal controls are operating effectively. For the Issuer’s procurement-related internal control processes, the Reporting Accountant performed pass-through tests to obtain and verify procurement-related departmental systems, purchase orders, incoming orders, accounting vouchers, invoices, payment approval documents, bank slips and other information;

2. Obtain a list of the Company’s suppliers, review the terms of contracts with suppliers on a sample basis, analyze and evaluate the Issuer’s credit period, terms of receipt, and other policies, and check the contract amount and quantity against the procurement amount and quantity to confirm that the procurement have reasonable commercial arrangements and are true and accurate.

The specific verification of suppliers during the reporting period was as follows:

In RMB0’000

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Exhibit 99.3

Item	2021	2020	2019
Procurement amounts from verified suppliers	23,746.72	20,552.31	13,451.05
Procurement amounts	40,542.39	26,762.39	17,231.96
Verification ratio	58.57%	76.80%	78.06%

3. For the procurement made by the Company from domestic suppliers, data from the Company’s VAT system was obtained and the relevant VAT input tax data was checked against the Company’s domestic procurement amounts. No abnormalities were found. The details of the verified procurement amounts are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts from verified suppliers	30,232.44	16,709.66	8,763.69
Domestic procurement amounts	33,950.71	21,634.18	13,115.20
Verification ratio	89.05%	77.24%	66.82%

4. External confirmation was made on the transaction amounts and accounts payable balances of major suppliers during the reporting period, details of which are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts A	40,542.39	26,762.39	17,231.96
Procurement amounts for external confirmation B	37,964.59	22,959.40	14,316.44
Procurement external confirmation ratio C=B/A	93.64%	85.79%	83.08%
Amount consistent with the reply D	36,066.10	22,167.67	13,938.90
Amount after reconciliation of differences E	254.52	-	-
Total amount consistent with the reply F=D+E	36,320.62	22,167.67	13,938.90
Ratio of consistency with the reply G=F/B	95.67%	96.55%	97.36%

5. Interview with the main suppliers of the Issuer to understand the basic information of the suppliers, their main business, the business background with the Company, the settlement cycle of the goods payments, the payment of goods, the

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Exhibit 99.3

signing of relevant contracts, the amount of transactions and the relationship with the Issuer and intermediaries, and obtain the business license, articles of association, industry and commerce brief file and the statement letter for no affiliation of the suppliers, details of which are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts for interviewed suppliers	30,469.60	18,844.47	12,099.21
Total procurement amounts	40,542.39	26,762.39	17,231.96
Interview ratio	75.15%	70.41%	70.21%

6. Access the corporate credit information registration information of the Issuer’s major domestic suppliers by obtaining credit reports of major overseas suppliers and logging into the National Enterprise Credit Information Publicity System and www.tianyancha.com; obtain the Questionnaire filled out by the Issuer’s directors, supervisors, senior management and controlling shareholders; inquire through www.tianyancha.com and www.qcc.com whether there is any direct relationship between the major suppliers and their shareholders and the Issuer and its directors, supervisors, senior management and controlling shareholders;

7. The Issuer adopted the weighted average method for valuation of all inventories. The Reporting Accountant performed the valuation test and reviewed whether the incoming quantity, outgoing quantity, incoming unit price and outgoing unit price for the sample months were correct, and no abnormality was found after the test;

8. Review the accuracy of the enterprise’s cost calculation and check the material cost and the amount of outgoing raw materials, with no difference; review the Issuer’s method of allocating manufacturing and labor costs, review whether the amount of products into the warehouse is correct, and analyze the changes in the input-output ratio for each period of the reporting period. No abnormality was found;

9. Understand the Issuer’s provision policy for inventory depreciation and evaluate its reasonableness based on the status of inventory at the end of the period, sales and the age of the inventory;

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Exhibit 99.3

10. Obtain a breakdown of the Company’s inventory depreciation tests and review the management’s methodology and related parameters for estimating the net realizable value of inventories, including primarily the recent selling price, expected selling expenses to be incurred and related taxes;

11. Check the public disclosure information of comparable listed companies in the same industry to obtain the method for determining their net realizable value of inventories, compare and analyze the provision for inventory depreciation with that of the Issuer, and check whether there are material differences between the method for determining the net realizable value of the Issuer and that of comparable companies in the same industry, and whether there are significant differences in the method and results of provision for inventory depreciation;

After verification, the Reporting Accountant is of the opinion that the Issuer’s inventory has been accurately valued.

Q6. R&D Personnel and R&D Expenses

According to the submissions, (1) the Issuer had 187 “technical R&D personnel” at the end of 2021, accounting for 13.40% of the total number of employees; (2) at the end of each phase of the reporting period, the number of contract employees of the Issuer was 196, 202, 208 and 102 respectively; (3) The Issuer’s R&D expenses in 2021 were RMB90,166,400. The R&D expenses were mainly composed of employee compensation, raw materials and finished products consumed, which increased significantly compared with 2020.

The Issuer is required to explain: (1) the distinction and specific composition of technicians and R&D personnel; (2) the reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming regular employees, and their continuous employment

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Exhibit 99.3

condition after the reporting period; (3) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D personnel. Whether proportion of R&D personnel conforms to relevant requirements for science and technology innovation evaluation indicators; (4) The reason for the large increase in employee compensation, raw materials and finished products consumed in the composition of R&D expenses in 2021.

The Sponsor and the Issuer’s Attorney are required to explain the verification procedures, verification proportion and verification conclusion regarding the whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

Reply:

I. Explanations from the Issuer

(I) The distinction and specific composition of technicians and R&D personnel;

1. Management and composition of R&D personnel

The Company’s R&D personnel belong to the R&D Department and are full-time employees directly engaged in the Company’s R&D activities, and they will not engage in non-R&D activity as a part-time job. The Company manages R&D personnel in accordance with relevant systems, and has formulated the Measures for the Administration of R&D Projects and the Regulations on the Management of R&D personnel for the purpose of achieving effective management of R&D personnel, which cover, among other things, the rights and obligations of R&D personnel, the management of R&D tasks of R&D personnel, the management of R&D results of R&D personnel and the confidentiality obligations of R&D personnel.

According to the relevant systems, the Company’s R&D personnel will be directly engaged in the following R&D activities, including but not limited to: (1) the

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Exhibit 99.3

development of new technologies and new products to meet the market and customer demand for new products or new specifications; (2) continuous improvement and optimization of the existing process to improve the stability of the product processing process and production efficiency, reduce the costs and improve the production environment, etc.; (3) processing operation and process confirmation of R&D products, quality data collection and processing of R&D product processing process, and maintenance of R&D product processing equipment; (4) the provision of back-end technical support for downstream customers.

The composition of the R&D personnel of the Company is as follows:

R&D Process	Main R&D Duties	Number of personnel at the end of 2021
R&D and process improvement of substrate material crystal	Research on polycrystalline synthesis: be responsible for research on precise control of polycrystalline synthesis temperature gradient and related technology; Research on single crystal growth technology: be responsible for the research on internal stress, dislocation density, slip line defects, twin control, radial doping, doping concentration control and other technologies of single crystal growth; VGF method long crystal furnace manufacturing technology: be responsible for the R&D of single crystal furnace required for crystal growth under VGF method;	68
R&D and process improvement of substrate material wafer

Cutting technology research: responsible for the research of diamond wire cutting technology, low stress cutting technology, automatic cutting and other technologies;

Research on grinding technology: be responsible for the research on technologies, such as impression control, damage control and automatic grinding;

Research on cleaning technology: be responsible for the research on contamination and impurity control and automatic cleaning technology;

Research on polishing technology: be responsible for the control of scratches, orange peel, drug marks and other defects, and research on automatic polishing technology;

Research on other wafer technology: research on heat treatment oxygen content control, epitaxial open box technology;

		79
R&D of high	Research on extraction technology: be responsible for the research on	14

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Exhibit 99.3

purity materials

liquid extraction technology;

Research on electrolytic purification technology: be responsible for the research on technologies, such as refining of high-efficiency electrolytic and improvement of electrolytic cell;

Research on gallium crystallization technology: be responsible for the research on longitudinal temperature gradient solidification method and partial crystallization method;

R&D of PBN material	Research on chemical vapor deposition technology: be responsible for the improvement of chemical vapor deposition furnace, as well as the experimental research on temperature, pressure and mold; Research on heating preparation technology: research on temperature control, resistivity control and stability control of specific materials based on chemical vapor deposition technology;	26
Total		187

2. Management and composition of other personnel who are not R&D personnel but have professional knowledge

The production and sales of the Company’s products require a high level of professionalism. Therefore, the Company’s Quality Department, Sales Department and some other non-R&D departments also reserve professionals who have professional knowledge and understand the production and technical characteristics of the Company’s products. The above-mentioned personnel with professional knowledge are required for the Company to improve the product production quality and enhance the sales and after-sales capabilities.

For example, the Company has formulated the Product Monitoring and Measurement Procedures and other systems to manage the product quality of all products in process and finished products, and personnel from the Quality Department, Production Department and other departments participate in product quality monitoring activities; the Company has formulated the Customer Complaint Handling Procedures to handle and improve the technical or non-technical problems reported by customers during the actual use of the Company’s products, and improve customer satisfaction. The problems reported by customers are usually received by the Sales Department or the Quality Department, the Quality Department will transfer the relevant problems to

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the corresponding responsible department for investigation, and the Quality Department, Production Department and Sales Department will jointly ensure the production quality of the products or collect customer feedback on the Company’s product quality and solve the problems properly.

As mentioned above, other non-R&D employees with professional knowledge do not participate in the Company’s R&D activities, and are not included in the R&D personnel management scope and R&D system of the Company. In addition, the Company does not manage such personnel independently, who are under the direct management of their own departments and participate in the production and operation activities of the Company.

3. Composition of R&D personnel or technicians of comparable companies in the same industry

According to the prospectus of SICC and National Silicon Industry, which are comparable companies in the same industry, the disclosure of R&D personnel or technicians is as follows:

Companies in the same industry	Disclosure of R&D personnel or technicians	Comparison with the Company
SICC	The conditions of the technicians are not mentioned	Unable to compare
National Silicon Industry

The personnel involved in the R&D expenses include the Company’s R&D engineers and technicians. The Company collects and calculates the remunerations of the personnel included in the R&D expenses according to the specific R&D projects carried out. The remunerations of the technical R&D personnel not included in the specific R&D projects are not included in the R&D expenses; the specific conditions of the technicians are not disclosed.

The Company’s R&D personnel are full-time employees directly engaged in the Company’s R&D activities, and the other non-full-time employees with technical capabilities are not managed or calculated separately.

(II) The reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those

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becoming regular employees, and their continuous employment condition after the reporting period;

1. The reasons for the significant reduction in the number of contract employees in 2021, and the replacement method of the original position functions

During the reporting period, the Company’s contract employees were mainly engaged in cleaning, catering and production assistance, which belonged to auxiliary and alternative work. The number of the Company’s contract employees and its proportion in the total number of employees at the end of 2020 and at the end of 2021 are shown in the table below:

Deadline	Number of contract employees (Persons)	Number of regular employees (Persons)	Total number of employees (Persons)	Proportion of the number of contract employees to the total number of employees
December 31, 2020	208	1,055	1,263	16.47%
December 31, 2021	81	1,396	1,477	5.48%

According to the Interim Provisions on Labor Dispatching, the employers shall strictly control the number of contract employees, which shall not exceed 10% of the total number of employees. During the Reporting Period, the Issuer’s labor dispatch proportion exceeded the upper limit of 10% stipulated in the Interim Regulations on Labor Dispatching. In order to ensure that the Company’s contract employees conditions comply with the requirements of relevant laws and regulations, combined with past work performance and other relevant factors, the Company began to gradually negotiate and sign labor contracts with some contract employees, and hire them as regular employees of the Company. The details are as follows:

2021	Number of employees at the beginning of the period	Number of new employees in the current period	Number of dimission employees in the current period	Number of employees who become regular employees	Number of employees at the end of the period

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in the current period
Contract employees	208	162	64	225	81

The above table indicates that the number of contract employees of the Company substantially decreased from 208 at the end of 2020 to 81 at the end of 2021. The main reason is that the relevant personnel have been converted into regular employees of the Company, and they are still engaged in the relevant work of their original positions after becoming regular employees, the original position functions do not change significantly.

2. Whether there is external undertaking of cost expenses

According to relevant materials such as the Labor Dispatch Agreement signed by the Company, relevant transaction vouchers and qualification certificates of the labor dispatch company, for contract personnel that haven’t become regular employees by 2021, their labor remuneration, social insurance and housing provident fund shall be paid by the labor dispatch unit first, and then the Company will verify the number of contract personnel and corresponding expenses with the labor dispatch company every month, and make payment and settlement according to verified amount, therefore, there is no external undertaking of cost expenses.

In accordance with relevant payment vouchers of labor contract, detailed payroll list, social insurance and housing provident fund, etc. of relevant personnel of the Company, for contract personnel that have become regular employees by 2021, their labor remuneration, social insurance and housing provident fund shall be paid by the Company, without major abnormal circumstance or external undertaking of cost expenses.

3. Detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming regular employees, and their continuous employment condition after the reporting period

The whereabouts of the reduced contract workers in 2021 (including the contract

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workers at the beginning of the Period and the newly added contract workers in the current period) include two aspects: some of the employees terminated the labor dispatch relationship with the Company and no longer provide relevant services for the Company, and the other employees directly sign labor contracts with the Company and become regular employees of the Company. Among the above-mentioned regular employees, except for leaving for personal reasons, relevant personnel are currently in continuous employment after the Reporting Period.

(III) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D personnel. Whether proportion of R&D personnel conforms to relevant requirements for science and technology innovation indicator;

Based on Regulations on the Management of R&D personnel and other relevant systems, the Company executes strict management of R&D personnel, and the Company’s R&D personnel participated in R&D activities directly, without the circumstance of undertaking non-R&D responsibilities.

The Company’s contract employees were reduced, and except some employees made resignation for personal reasons, the remaining employees have all become regular employees, and are currently under continuous employment. There is no change in work contents of the contract employees before and after becoming regular employees, therefore, there is not the circumstance of turning into R&D personnel.

To sum up, the Company has reasonable classification basis and correct accounting classification toward R&D personnel and non-R&D personnel, without inflated R&D personnel or improper collection of R&D personnel, and the Company makes accurate accounting of R&D personnel. At the end of 2021, the Company had 187 R&D personnel, accounting for 13.40% of total employees at the end of 2021, which conformed to requirements in Article 1 (2) of Guidelines for Evaluation of Science and Technology Attributes (For Trial Implementation).

(IV) The reason for the great increase in employee compensation, raw

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Exhibit 99.3

materials and finished products consumed in the composition of R&D expenses in 2021.

During the reporting period, the Company’s amount of employee compensation, raw materials and finished products consumed for research and development is as follows:

In RMB0,000

Item	2021	2020	2019
Employee compensation	4,809.18	2,068.61	1,039.83
Raw materials and finished products consumed	2,894.58	1,773.22	1,213.60

1. Employee compensation

During the reporting period, employee compensation in the Company’s R&D expenses was RMB10,398,300, RMB20,686,100 and RMB48,091,800, respectively.

In 2019, influenced by relocation matters of Beijing Tongmei and Nanjing Jinmei, some of the Company’s R&D activities and arrangement were relatively lagged behind, and the employee investment was also reduced relatively. In 2020, on one hand, the R&D activities were recovered relatively with gradual implementation of the relocation matters; on the other hand, the Company’s 8-inch GaAs substrates and 6-inch InP substrates began to enter R&D milestone node, and the Company enhanced R&D input in the above large-size substrate materials as well as in research on process of semiconductor substrate in chip processing link, thus having enhanced employee investment; furthermore, the remuneration of the personnel increased to some extent.

In 2021, employee compensation in R&D expenses was further increased, which was mainly because: (1) the Company continued to enhance R&D investment in process development and optimization of 8-inch GaAs substrates and 6-inch InP substrates, etc., the relevant R&D projects covered 8-inch GaAs and 6-inch InP crystal growth link and cutting, polishing, cleaning, packaging and other back-end procedures, and R&D personnel continued to increase; (2) with the increase in labor cost, the employee compensation also increased; (3) the branch AXT-Tongmei increased some overseas R&D personnel in 2021, with relatively high compensation; (4) in 2020, the

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Exhibit 99.3

social security relief policy was no longer executed.

The Company’s R&D personnel was all engaged in R&D work, without the condition that the R&D personnel was engaged in non-R&D activities or non-R&D personnel participated in R&D, and compensations of the R&D personnel were all included in R&D expenses.

2. Raw materials and finished products consumed

During the reporting period, the amount of raw materials and finished products consumed by the Company was RMB12,136,000, RMB17,732,200 and RMB28,945,800, respectively, showing a trend of increase year by year.

The raw materials and finished products consumed in 2020 showed year-on-year growth compared with that in 2019. On one hand, the R&D activities were recovered relatively with gradual implementation of the relocation matters, while on the other hand, the Company’s 8-inch GaAs substrates and 6-inch InP substrates began to enter R&D milestone node, and the company increased many R&D projects such as research on 6-inch InP crystal process, development of new superfine wire cutting process, development of 4-inch InP double-sided high flatness chips, and development of new double-sided polishing process, etc., which has increased R&D material requisition.

In 2021, the raw materials and finished products consumed by the Company’s R&D activities increased continuously, mainly because the R&D projects of 8-inch GaAs and 6-inch InP substrate materials entered the intensive implementation stage. The Company increased the R&D investment continuously in the process development and optimization projects of large-size compound substrate. In the R&D process of crystal growth, R&D materials for long crystal testing were added in the R&D of 8-inch GaAs single crystal growth process and 6-inch InP crystal process; in the wafer sector, the Company has added new wafer cutting, grinding, cleaning and polishing process R&D projects, covering the whole process of large-size compound substrate production. The R&D and material requisition of the above-mentioned new projects increased in 2021.

3. About R&D projects

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Exhibit 99.3

The Company attaches much importance to the upgrading of its own technologies and products, always pays attention to the development of industry technologies and maintains exchanges with existing and potential end customers. Globally, the mass production of GaAs substrates of 6 inches and below has been realized, and the new production lines in downstream 5G RF devices, Mini LED devices, Micro LED devices, automotive LiDAR and other fields are also developing towards the 8-inch scale. 8-inch GaAs substrates have already become a focus of market attention, with a broad market space. Meanwhile, InP substrates are mainly applied to downstream devices including optical module devices, sensor devices, RF devices, and the corresponding downstream terminal fields include 5G communications, data centers, AI, unmanned driving, wearable devices and other fields, which also have huge demands and a large space for growth. As a result, the Company’s InP substrate business has grown dramatically fast, while there is also a demand for 6-inch InP products in the downstream market.

Based on the development trend of the industry, the Company has combined product R&D with the future development direction and demand of the downstream sector, and carried out R&D activities on 6-inch InP and 8-inch GaAs during the reporting period. In 2020, the Company’s 8-inch GaAs substrates and 6-inch InP substrates started  entering an R&D milestone node, and the Company continued to invest in the 6-inch InP R&D project; meanwhile, the Company carried out more R&D activities in crystal growth of substrate materials, wafer processing and other parts, with an increasing R&D investment. In 2021, the Company further increased the R&D investment in the process development and optimization projects for 8-inch GaAs substrates, 6-inch InP substrates, etc., and the relevant R&D projects cover the 8-inch GaAs and 6-inch InP crystal growth process as well as subsequent procedures such as cutting, polishing, cleaning and packaging, mainly involving the increasing R&D investment in the research on the 8-inch GaAs single crystal growth process, the research on the 6-inch InP crystal process and other projects, as well as the establishment of and investment in the development of the automatic polishing process for InP wafers, the development of

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Exhibit 99.3

the automatic single-wafer cleaning process for InP wafers, the evaluation of the new grinding equipment and process optimization for InP, the development of 6-inch germanium wafers and the automatic cleaning process and other new projects. The above reasons lead to a large increase in the current R&D expenses.

II. The intermediaries’ verification condition

(I) Verification procedures

For the Issuer’s R&D expenses, the Sponsor and the Reporting accountant have carried out the following verification procedures:

(1) check the Issuer’s internal control documents for R&D expenses and evaluate the effectiveness of the implementation;

(2) check various rules on the Issuer’s R&D management, obtain and check the project approval forms, project conclusion reports, patent certificates, R&D project management measures and other documents for the Issuer’s major R&D projects during the reporting period;

(3) interview the person in charge of the R&D division and the head of finance to understand the process of R&D material requisition, the final destination of R&D material requisition, and the handling of R&D surplus materials, scraps and samples, and check whether the relevant accounting treatment complies with the Accounting Standards for Business Enterprises;

(4) obtain and check the project approval forms, project conclusion reports, patent certificates, R&D project management measures and other documents for the Issuer’s major R&D projects during the reporting period;

(5) check the detailed account of R&D expenses to check the raw materials and finished products consumed by R&D as well as the water and electricity expenses, depreciation costs, wages for employees, share-based payments and other expenses arising from R&D; understand the composition and changes of the R&D personnel, as well as their average wages and distribution status; obtain and review the depreciation and amortization calculation table for fixed assets, machinery and equipment for

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laboratories, office equipment and software for R&D as well as the share-based payment calculation table, and do the calculation again; run a spot check on material requisition forms, expenditure application forms and approval documents, invoices and payment slips, and verify the authenticity of the expenses and the accuracy of the collection of expenses. The details are as follows:

In RMB0’000

Item	2021	2020	2019
Amount of verification	6,924.82	3,887.82	2,463.61
Amount of R&D expenses	9,016.64	4,510.84	2,682.64
Verification proportion	76.80%	86.19%	91.84%

(6) compare and analyze the R&D expenses for each phase, and analyze the rationality of the R&D expenses according to the progress of the R&D projects;

(7) obtain the Issuer’s income tax final settlement and payment report during the reporting period, check the regulations on the super deduction of R&D expenditures, the scope of the allowable pre-tax super deduction for R&D expenditures, and match the R&D expenses.

(II) Verification opinions

Upon verification, the Reporting Accountant believe that during the reporting period, the Issuer’s R&D expenses are true, accurate and complete.

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